Exhibit 10.1
LEASE AGREEMENT

by and between

RAMBUS INC.,
a Delaware corporation
(“Tenant”)

and

237 NORTH FIRST STREET HOLDINGS, LLC,
a Delaware limited liability company
(“Landlord”)

LEASE AGREEMENT

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Lease Agreement (“Lease”):

1.    Summary of Lease Provisions. The following terms shall have the following meanings set forth below:

1.1    Tenant: Rambus Inc., a Delaware corporation (“Tenant”).

1.2    Landlord: 237 North First Street Holdings, LLC, a Delaware limited liability company (“Landlord”).

1.3    Date of Lease, for reference purposes only: July 2, 2019.

1.4    Premises: That certain space, consisting of (i) that portion of the first floor of the Building referred to in Paragraph 1.5 below, consisting of approximately twenty-four thousand nine hundred eight (24,908) rentable square feet, and shown cross-hatched on the floor plan attached hereto as Exhibit A-1, and (ii) the entire fifth floor of the Building, consisting of approximately thirty-two thousand seven hundred forty-five (32,745) rentable square feet, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-2, and (iii) the entire sixth floor of the Building, consisting of approximately thirty-one thousand seven hundred seventy-two (31,772) rentable square feet, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-3. For purposes of this Lease, the total rentable square footage of the Premises is stipulated and agreed to be eighty-nine thousand four hundred twenty-five (89,425) rentable square feet. For purposes of calculating the amount of Base Rent to be paid by Tenant under this Lease and Tenant’s percentage share of Operating Expenses as described herein, as well for purposes of calculating the amount of the Test Fit Allowance and Improvement Allowance to be paid or contributed by Landlord pursuant to the Improvement Agreement attached hereto as Exhibit C, the rentable square footage of the Building referred to in Paragraph 1.5 below is hereby stipulated and agreed to be one hundred eighty-seven thousand six hundred sixty (187,660) rentable square feet, which is comprised of (x) one hundred eighty-four thousand three hundred fifty-one (184,351) rentable square feet constituting the Building referred to in Paragraph 1.5 below plus (y) fifty percent (50%) of that portion of the rentable square footage of the building located at 4353 North First Street in San Jose, California that is used or occupied by the fitness center described in Paragraph 11.3 below (as of the date hereof, such 50% portion of the fitness center is deemed to be 3,309 rentable square feet). (Paragraph 2.1)

1.5    Building: That certain building constructed on Parcel B (as described on Exhibit F-1) and shown cross-hatched or otherwise identified on the site plan attached hereto as Exhibit B located at 4453 North First Street in the City of San Jose, County of

Santa Clara, State of California. The Building is ready for construction of the Initial Improvements referred to in Exhibit C attached hereto (Paragraph 2.1)

1.6
Term:    One hundred twenty-eight (128) months (plus the partial month following the Commencement Date if such date is not the first day of a month), unless sooner terminated or extended pursuant to the terms of this Lease. The initial Term, as the same may be extended or earlier terminated pursuant to the terms of this Lease, is herein called the “Term” or the “term” of this Lease. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter, provided, however, that the inclusion of any partial month in the first full calendar month shall not entitle Tenant to any additional free Base Rent; it being understood and agreed that Base Rent for the first eight (8) full calendar months of the initial Lease Term shall be conditionally abated as provided in Paragraph 1.10 below. (Paragraph 3)

1.7    Delivery Date: The term “Delivery Date” as used in this Lease shall mean October 1, 2019, and neither earlier nor later. As of the Delivery Date, Landlord shall deliver the Premises to Tenant (i) with construction of the Building substantially completed (subject only to punchlist items that do not prevent Tenant from constructing, or causing to be constructed, the Initial Improvements (as defined in the Improvement Agreement attached hereto as Exhibit C) in the Building) in substantial conformity with the “Basis of Design” attached as Schedule C-1 to the Improvement Agreement (and in the Base Building Condition), (ii) in compliance with all applicable laws and free from Hazardous Materials in violation of applicable environmental laws (iii) with the roof of the Building free of leaks, (iv) with the (x) Base Building mechanical, electrical, fire-life safety, plumbing, sprinkler and HVAC systems serving the Building and/or the Premises installed or furnished by Landlord as shown in the Base Building Condition (collectively, the “Building Systems”), and (y) the exterior walls, foundation, and roof structure (collectively, the “Building Structure”) in good working order and repair, (iv) with all governmental permits having been issued to Landlord with respect to the Base Building Condition that are necessary for Tenant to commence construction of the Initial Improvements (defined in the Improvement Agreement attached hereto as Exhibit C) and (v) with the Common Areas and the Project as they exist as of the Delivery Date. The conditions described in clauses (i) through (v) are referred to herein as the “Delivery Condition”.

1.8    Commencement Date: April 1, 2020, as extended pursuant to the terms of this Paragraph 1.8. The date April 1, 2020 referred to in the immediately preceding sentence shall be extended by one day for each day that Tenant is delayed in commencing or completing its Initial Improvements (as defined in Exhibit C attached hereto) by April 1, 2020, due to (A) (1) delay by Landlord in responding to any request for approval of any plans (to the extent Tenant’s approval is required under the Improvement Agreement referred to above) beyond the applicable time period set forth in the Improvement Agreement; (2) the negligent or willfully wrongful acts or failures to act (where action is required under this Lease), of Landlord or any of its agents, employees or contractors where such acts or failures to act delay the completion of the Initial Improvements; (3) the interference of Landlord or any of its agents, employees, contractors, subcontractors or representatives with the completion of the Initial Improvements, or (4) any uncured default by Landlord of any of its obligations under this Lease (“Landlord Delay(s)”). Landlord Delays shall not commence earlier than two (2) days prior to the date Tenant notifies Landlord in writing of such applicable Landlord Delay. (Paragraph 3)

1.9    Ending Date: The date one hundred twenty-eight (128) full calendar months following the Commencement Date, unless sooner terminated or extended pursuant to the terms of this Lease. (Paragraph 3)

1.10    Base Rent:    During the initial Lease Term, Tenant shall pay monthly Base

Rent for the Premises to Landlord in accordance with the schedule set forth below:

Lease Months During Term	Monthly Base Rental Rates Per Rentable Square Foot (Rounded to nearest one hundredth)	Monthly Base Rent
01-12	$3.26/RSF*	$291,526.74*
13-24	$3.36/RSF	$300,272.54
25-36 37-48 49-60 61-72 73-84 85-96 97-108 109-120 121-128	$3.46/RSF $3.56/RSF $3.67/RSF $3.78/RSF $3.89/RSF $4.01/RSF $4.13/RSF $4.25/RSF $4.38/RSF	$309,280.72 $318,559.14 $328,115.92 $337,959.39 $348,098.18 $358,541.12 $369,297.35 $380,376.27 $391,787.56
* The Base Rent payable during each of the first eight (8) full calendar months of the initial Lease Term (the “Abatement Period”) is actually Two Hundred Ninety-one Thousand Five Hundred Twenty-six and 74/100 Dollars ($291,526.74) per month; however, Landlord agrees that such monthly Base Rent during the Abatement Period (the “Abated Rent”) shall be conditionally abated so long as no Default by Tenant (as defined in Paragraph 14 below) occurs and is uncured during the initial Lease Term. In the event a Default by Tenant occurs during the initial

Lease Term and Landlord terminates this Lease or Tenant’s possession as a result thereof pursuant to Paragraph 14.2.1 below, then the unamortized portion of the Abated Rent (which Abated Rent shall be amortized over a period of one hundred twenty (120) months) shall become immediately due and payable following written demand of Landlord and Landlord shall be entitled to include such unamortized portion of the Abated Rent in the amount of rentals that it is otherwise entitled to recover from Tenant under Paragraph 14.2(d) below and under California Civil Code Section 1951.2. For sake of clarification, if the Commencement Date is other than the first (1st) day of a calendar month, the Abatement Period will begin on the first day of the first full month following the Commencement Date and will end on the last day of the eighth (8th) full calendar month of the initial Lease Term, and the Base Rent payable for the partial month in which the Commencement Date occurs shall be paid by Tenant to Landlord prior to the Commencement Date. Notwithstanding such conditional abatement of Base Rent as provided above, commencing as of the Commencement Date, and thereafter continuing during the Lease Term, as such Lease Term may be extended, Tenant shall be obligated to pay Tenant’s percentage share of Operating Expenses pursuant to the terms of the Lease below. (Paragraph 4)

Within ten (10) days following the execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord the sum of $291,526.74, which shall be credited against the Base Rent payable during the ninth (9th) full calendar month of the initial Lease Term.

1.11    Use of Premises: Administration, general office, labs, research and development, data centers, servers, electronics testing, assembly work, sales and marketing and other legally related uses, but in no event shall any use be in violation of any Laws, ordinances, rules or regulations (Paragraph 6.1)

1.12    Tenant’s percentage share: Forty-seven and sixty-five one hundredths percent (47.65%). For purposes of calculating Tenant’s percentage share of Operating Expenses for the Building, Tenant’s percentage share is the rentable square footage of the Premises (stipulated in Paragraph 1.4 above to be 89,425 rentable square feet) divided by the rentable square footage of the Building (stipulated in Paragraph 1.5 above to be 187,660 rentable square feet). As provided in Paragraph 1.5 above, approximately three thousand three hundred nine (3,309) square feet of the fitness center situated in the building having an address of 4353 North First Street, San Jose, California (and considered part of the Common Area) is allocated by the Landlord to the Building referred to in Paragraph 1.5. In addition, Operating Expenses for the Building will include the “Building’s percentage share” of Exterior Common Area Operating Expenses which is fifty and ninety one hundredths percent (50.90%), which is derived by dividing the rentable square footage of the Building (as stipulated in Paragraph 1.5 above) by the sum of said rentable square footage of the Building plus the rentable square footage of the other building(s) on the Land, which as of the date hereof shall include the square footage of the building located at 4353 North First Street in San Jose, which is stipulated to be one hundred eighty-one thousand forty-three (181,043). For avoidance of doubt, if an additional building(s) is constructed on the Land, including, without limitation, any retail building described in Paragraph 2.1(d) below, then, upon completion of construction of such additional building, the Building’s percentage share of Exterior Common Area Operating Expenses shall be adjusted to equal the rentable square footage of the Building (as stipulated in Paragraph 1.5 above) divided by the sum of the rentable square footage of the Building plus the rentable square footage of the other building(s) on the Land (Paragraph 12)

1.13    Security Deposit: None

1.14    Addresses for Notices:

To Landlord:            237 North First Street Holdings, LLC
c/o South Bay Development Company
475 Alberto Way, Suite 150
Los Gatos, CA 95032
Attn: Mark Regoli

With a courtesy copy to:        PCCP, LLC
Attn: Legal Notices
10100 Santa Monica Blvd., Suite 1000
Los Angeles, CA 90067

To Tenant:                Prior to the Commencement Date:

Rambus Inc.
1050 Enterprise Way, Suite 700
Sunnyvale, CA 94089
Attn: General Counsel

Rambus Inc.
1050 Enterprise Way, Suite 700
Sunnyvale, CA 94089
Attn: Real Estate and Facilities

After the Commencement Date:

Rambus Inc.
4453 North First Street
San Jose, California
Attn: General Counsel

Rambus Inc.
4453 North First Street
San Jose, California
Attn: Real Estate and Facilities

1.15    Right to Use No More Than: Two hundred ninety-five (295) unreserved parking spaces within the Common Area on Parcel A pursuant to Paragraph 11.2 below. (Paragraph 11.2)

1.16    Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

2.    Premises; Building; Exterior Common Area; Project; Option to Expand.

2.1    Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth, those certain premises (“Premises”) referred to in Paragraph 1.4 above and shown cross-hatched or otherwise identified on the floor plans attached hereto as Exhibit A-1 through Exhibit A-3. In addition, during the entire Term of the Lease, Tenant shall have such rights in and to the Common Area (defined in Paragraph 11.1 below) as are more fully described in Paragraph 11.1 below.

(a)    Definitions.     The building in which the Premises are located is that certain building constructed on Parcel B (as described on Exhibit F-1) and shown cross-hatched or otherwise identified on the site plan attached hereto as Exhibit B located at 4453 North First Street in the City of San Jose, County of Santa Clara, State of California, and referred to herein as the “Building.” Landlord shall, at its sole cost and expense (without cost to Tenant, by way of inclusion in Operating Expenses or otherwise) deliver the Premises to Tenant in the Delivery Condition as required by this Lease. The “Land” shall mean and refer to all of the real property described on Exhibit F attached hereto and commonly known, as of July 1, 2018, as APNs: 015-39-057 (consisting of approximately 1.159 acres), 015-39-058 (consisting of approximately 1.159 acres) and a parcel identified as “Common Area” on the Assessor’s Parcel Map attached hereto as Exhibit F-1. The Land consists of the real property comprising Parcels A, B and C as shown on that certain Parcel Map being a Subdivision of Parcel 1 as Shown on that certain Parcel Map filed October 29, 2015 in Book 888 of Maps at Pages 1-11, Santa Clara County Records, which Parcel Map has been recorded in the Santa Clara County Records and a copy of which is attached hereto as Exhibit F-2 (the “Parcel Map”). The term “Exterior Common Area” as used herein shall mean the Common Area located on Parcel A as shown on such Parcel Map and any access drives and Common Area parking areas (if any) to the extent located elsewhere on Parcel A or elsewhere on the Land. The Land, the Common Area (including, without limitation, the Exterior Common Area referred to above and the Restricted Common Area referred to in Paragraph 11.1 below), the Building and any other building(s) or improvement(s) now or hereafter located on the Land are referred to herein collectively as the “Project.” Landlord and Tenant agree that all measurements of area contained in this Lease, including, without limitation, the size of the Premises, Building and Project, are an approximation which Landlord and Tenant agree are reasonable. Such measurements of area contained in this Lease also are conclusively agreed to be correct and binding upon the parties, and any subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any way in the computations of Rentals; provided, however, in the event that Landlord constructs the retail building described in Paragraph 2.1(d) below or any other building on Parcel A or on any other portion of the Land, Taxes assessed or levied on such retail building or other building shall not be charged to Tenant and the Building’s percentage share of Exterior Common Area Operating Expenses shall be adjusted as provided in Paragraph 1.12 above.

(b)    Use of Exterior Common Area. Landlord reserves the right to grant to tenants of the Project, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the nonexclusive right to use the Exterior Common Area (exclusive of any portion of the Land designated for the exclusive use of any tenant, including, without limitation, the Restricted Common Area referred to in Paragraph 11.1 and identified on Exhibit G attached hereto and any parking spaces marked for a particular tenant’s visitors) for pedestrian and vehicular ingress and egress and, subject to the provisions of Paragraph 11.1 and Paragraph 11.2 below, vehicular parking.

(c)    Use of Interior Common Area. Landlord hereby grants access to Tenant and Tenant’s designated employees and contractors during the Term of this Lease to use in common with Landlord and any other tenants of the Building and their designated employees and contractors the MPOE electrical room in the south end of the Building. Subject to Landlord’s approval of plans therefor, Tenant shall have the right to use chasers, risers and conduits in the Building in such locations shown on plans submitted by Tenant to Landlord and approved by Landlord. In addition, Landlord hereby grants access to Tenant and Tenant’s employees, invitees, agents, contractors, subtenants and licensees during the Term of this Lease to use in common with Landlord and any other tenants of the Building, and their respective agents, employees, servants, invitees, contractors, guests, customers and representatives, all of the interior public areas of the Building, including the stairwells, elevators, corridors and corridor lavatories.

(d)    Construction of Retail Building. Landlord may obtain entitlements and permits for, and thereafter construct, an approximately 6,500 square foot retail building in the area identified on Exhibit E attached hereto (and located in a part of the southern portion of the Exterior Common Area). During the construction of such retail building, Tenant shall abide by, and cause its agents, employees, contractors, invitees, licensees, guests and customers to abide by, all safety and construction rules and regulations of Landlord or its affiliate and its general contractor. Tenant’s monthly Base Rent and Additional Rent shall not be abated as a result of such construction and, during the period of construction of such retail building, Tenant shall continue to timely perform all of its obligations under this Lease then accruing. The preceding notwithstanding, Landlord shall exercise commercially reasonable efforts to minimize, to the extent practicable under the circumstances, any interference that the construction of such retail building may have on Tenant’s business operations in the Premises. Such commercially reasonable efforts, as such term is used in the immediately preceding sentence, shall not require Landlord or its affiliate or contractors to undertake construction of any of such retail building on weekends or evenings or require Landlord to install any soundproofing in the Premises or Building or elsewhere in the Project. Tenant hereby waives any right to terminate this Lease due to any such construction activities undertaken with respect to the construction of the retail building referred to herein.

2.2    Improvements. The improvements to be constructed by Landlord for Tenant’s use in the Premises are set forth in detail in the Improvement Agreement attached hereto as Exhibit C (the “Improvement Agreement”). The Improvement Agreement also addresses the terms and conditions upon which Tenant shall have the right to construct Initial Improvements (as defined in the Improvement Agreement) in the Premises. The Improvement Agreement is incorporated herein by reference and made a part hereof. Landlord and Tenant each agree that it is bound by the terms and conditions of the Improvement Agreement and that it shall timely perform its respective obligations thereunder. Except as otherwise expressly provided in this Lease (including, without limitation, the Improvement Agreement), Landlord shall not be obligated to construct or install any leasehold improvements in, on or around the Premises, Building or Project or obligated to provide any tenant improvement allowance or other allowance to Tenant.

2.3    Delivery Date; Acceptance of Premises. Landlord shall deliver the Premises to Tenant on the Delivery Date specified in Paragraph 1.7. As of the Delivery Date, Landlord, at its sole cost and expense, and without reimbursement by Tenant (by way of Operating Expenses or otherwise) shall cause the Premises, Building and Common Area to be in the Delivery Condition. Upon the Delivery Date, Tenant shall be deemed to have accepted the Premises as being in good and sanitary condition and to have accepted the Premises in their condition existing as of the date the same is delivered to Tenant, subject to all applicable laws, ordinances, rules, regulations, matters of record affecting the Premises, Building and Project, and the Rules and Regulations described in Paragraph 44 below; provided, however, the foregoing shall not relieve Landlord from its obligations under this Lease, including, without limitation, its maintenance and repair obligations. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any of Landlord’s agents, employees, affiliates, or property manager have made any representation or warranty (express or implied) as to the suitability of the Premises for the conduct of Tenant’s business, the condition of the Building or Premises, the compliance of the Premises with any codes, laws, ordinances, rules or regulations, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant’s intended use. Tenant shall be responsible for confirming that its use of the Premises is permitted under local zoning ordinances applicable to the Premises (and Tenant acknowledges that Landlord makes no representation or warranty with respect to the same).

Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to deliver possession of the Premises to Tenant in the Delivery Condition referred to in Paragraph 1.7 above. Landlord hereby warrants the Building Systems serving the Premises and the roof of the Building against defects in workmanship and materials for a period of twelve (12) months following the Commencement Date. In order to make a warranty claim, and in order for the costs of repairs or replacements, as the case may be, in connection therewith to be excluded from Operating Expenses, Tenant shall give written notice to Landlord if any defect in the Building Systems serving the Premises and/or the roof becomes reasonably apparent, provided, however, such notice must be delivered to Landlord within twelve (12) months following the Commencement Date. Failure to give such notice shall not relieve Landlord of nor alter any of Landlord’s obligations of maintenance, repair or replacement, as the case may be, regarding the Building Systems serving the Premises and/or the roof. Provided such written notice is timely given to Landlord by Tenant within such twelve (12) month period, Landlord shall, as Tenant’s sole and exclusive remedy for such defect(s), repair or replace, if necessary (as reasonably determined by Landlord) such defect(s) in the Building Systems serving the Premises and/or roof identified in Tenant’s notice as soon as practicable, at Landlord’s sole cost and expense (and without pass through to Tenant as an Operating Expense or otherwise). For avoidance of doubt, the parties hereto agree that routine, preventative maintenance of any of the Building Systems serving the Premises shall not be covered by Landlord’s twelve (12) month warranty above, but replacement of any compressors, coils and/or fan motors comprising part of the heating, ventilation and air conditioning system serving the Premises, if necessary, shall be covered by Landlord’s twelve (12) month warranty above. Anything herein to the contrary notwithstanding, the parties hereto agree that Landlord’s obligation to repair any defects in the Building Systems serving the Premises or the roof of the Building pursuant to the terms of this paragraph above shall not be applicable to any defects (as opposed to ordinary wear and tear) caused by the acts, omissions (where there is a duty to act), negligence or willful misconduct of, or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any of Tenant’s agents, employees, officers, directors, partners, members, managers, affiliates, contractors, subcontractors, guests, invitees, licensees, sublessees or other representatives.

Landlord represents for the benefit of Tenant that on the Delivery Date the Building (including the Premises) and Parcel A shall be in compliance with all applicable Laws (as defined in Paragraph 6.1 below). Tenant shall give written notice to Landlord within twelve (12) months following the Commencement Date if Tenant determines that on the Delivery Date any part of the Building (including the Premises) and/or Parcel A was not in compliance with applicable Laws. If such non-compliance notice is timely given to Landlord by Tenant within such twelve (12) month period, Landlord shall, as Tenant’s sole and exclusive remedy for such non-compliance, repair or replace, if necessary (as reasonably determined by Landlord), such non-compliance items pertaining to the Building (including the Premises) and/or Parcel A identified in Tenant’s notice as soon as practicable, at Landlord’s sole cost and expense (and without pass through to Tenant as an Operating Expense or otherwise). Anything herein to the contrary notwithstanding, the parties hereto agree that Landlord’s obligation to remedy or correct any non-compliance items with respect to the Building (including the Premises) and/or Parcel A pursuant to the terms of this paragraph above shall not be applicable to any defects or non-compliance with applicable Laws caused by the acts, omissions (where there is a duty to act), negligence or, willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any of Tenant’s agents, employees, officers, directors, partners, members, managers, affiliates, contractors, subcontractors, guests, invitees, licensees, sublessees or other representatives.

Nothing set forth in the two immediately preceding paragraphs shall excuse Landlord of any of its maintenance, repair or replacements obligations under this Lease.

3.    Delivery; Term.

3.1    Commencement Date. The term of this Lease (“Lease Term”) shall be for the period specified in Paragraph 1.6 above, commencing on the Commencement Date set forth in Paragraph 1.8 above and expiring, unless earlier terminated or extended pursuant to the terms of this Lease, on the Ending Date set forth in Paragraph 1.9 above. When the Commencement Date and Ending Date become ascertainable, Landlord and Tenant shall specify the same in writing, in the form of the attached Exhibit D, which writing shall be deemed incorporated herein. If Tenant fails to execute and deliver the letter attached hereto as Exhibit D within ten (10) business days after Tenant receives written request from Landlord to do so (subject to any legitimate disagreement by Tenant with the terms thereof, which both parties shall use reasonable efforts to resolve, and which legitimate disagreement shall eliminate the ten (10) business day deadline), the letter shall deemed correct as completed by Landlord and binding on Tenant. The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the “Lease Termination.”

3.2    Occupancy Following Delivery Date and Prior to Commencement Date. Following the Delivery Date and prior to the Commencement Date of the Lease (the “Early Occupancy Period”), Tenant and its approved contractors shall have the right to (i) install Tenant’s furniture, fixtures, equipment, and furnishings and Tenant’s telephone and telecommunication wiring and cabling in the Premises, (ii) subject to the provisions of Paragraphs 13 and 17 below and the Improvement Agreement attached hereto as Exhibit C, construct or install Tenant’s Initial Improvements (as described in Exhibit C) in the Premises, and (iii) enter the Premises generally for design and construction purposes. If Tenant or any of its agents, employees or contractors enter the Premises prior to the Commencement Date as provided above, then such entry shall be upon all the terms and conditions of this Lease (including, without limitation, Tenant’s obligations regarding indemnity and insurance), except that Tenant shall not be obligated to pay monthly Base Rent

(except to the extent provided in the last paragraph of Paragraph 1.10 above) or Tenant’s percentage share of Operating Expenses prior to the Commencement Date (but Tenant shall be obligated to pay for all utilities used or consumed in the Premises during the Early Occupancy Period). Any entry into the Premises by Tenant or any of its agents, employees, consultants, contractors and/or subcontractors during the Early Occupancy Period shall be at the sole risk of Tenant, and Tenant hereby releases Landlord, its agents, employees, contractors and subcontractors, from any and all liabilities, costs, damages, liens, actions, causes of action, judgments, expenses, and claims for injury (including bodily injury, death, or property damage) incurred or suffered by Tenant or any of its agents, employees, consultants, contractors or subcontractors in or about the Premises during the construction of any improvements in the Premises by Landlord or its contractors or subcontractors prior to the Commencement Date. The preceding to the contrary notwithstanding, if any work or other activity in the Premises by Tenant or any of its agents, employees, consultants, contractors or subcontractors prior to the Commencement Date would materially interfere with or delay the completion of any work to be performed by or on behalf of Landlord pursuant to the Improvement Agreement attached hereto as Exhibit C or to place the Premises in the Delivery Condition, Tenant shall, upon Landlord’s request, cease, or cause to be ceased, such work until such time that Tenant may resume its work without interfering with Landlord’s or its contractor’s completion of the work required to be performed by Landlord pursuant to such Improvement Agreement attached hereto as Exhibit C or to place the Premises in the Delivery Condition. Prior to Tenant or any of its agents, employees, contractors or other representatives entering any portion of the Premises prior to the Commencement Date, Tenant shall provide Landlord with evidence that Tenant is maintaining such insurance as is required pursuant to Paragraph 8.2 below.

3.3    Option to Extend Lease Term.    Landlord hereby grants to Tenant the option to extend the Lease Term for one (1) additional period of five (5) years ( “Extended Term”), on the following terms and conditions:

A.    Tenant shall give Landlord written notice of its exercise of the option to extend the Lease Term for the Extended Term no earlier than twelve (12) months nor later than nine (9) months before the date the Lease Term would end but for said exercise. Time is of the essence.

B.    Tenant may not extend the Lease Term pursuant to this Paragraph 3.3 if Tenant is in default beyond any applicable notice and cure period, in the performance of any of the material terms and conditions of this Lease at the time of Tenant’s notice of exercise of this option, or if this Lease has been assigned (other than to a Permitted Transferee) or in the event the Premises has been sublet in its entirety for the balance of the Lease Term (other than to a Permitted Transferee).

C.    All terms and conditions of this Lease shall apply during the Extended Term, except that (i) the monthly Base Rent for the Extended Term shall be determined in accordance with Paragraph 3.3.E below, (ii) there shall be no further rights to extend the Lease Term beyond the Extended Term, (iii) Tenant shall not be entitled to eight (8) months of free or conditionally abated Base Rent as provided in Paragraph 1.10 above and (iv) Landlord shall have no obligation to construct any tenant improvements on, in or around the Premises or in the Building or to provide any tenant improvement allowance, refurbishment allowance, preliminary site plan allowance or fit-up allowance.

D.    Once Tenant delivers notice of its applicable exercise of the option to extend the Lease Term, Tenant may not withdraw such exercise and, subject to the provisions of this Paragraph 3.3, such notice shall operate to extend the Lease Term. Upon the extension of the Lease Term pursuant to this Paragraph 3.3, the term “Lease Term” or “Term of the Lease” or similar expression as used in this Lease shall thereafter include the Extended Term and the expiration date of the Lease shall be the expiration date of the Extended Term.

E.    If Tenant elects to extend the Lease Term pursuant to the terms of Paragraph 3.3.A above, the monthly Base Rent for the applicable Extended Term shall be an amount equal to one hundred percent (100%) of the monthly fair market rental value of the Premises in relation to market conditions at the time of the extension (including, but not limited to, rental rates for comparable space in Class A office buildings in the North San Jose submarket (“Comparable Buildings”) with comparable tenant improvements and taking into consideration all relevant factors, including, without limitation, any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, cost of living or other rental adjustments; rent abatements and other rent concessions; tenant improvement allowances; the relative strength of the tenants; the size of the space; whether a brokerage commission will be paid; and any other factors which affect market rental values at the time of extension); provided, that the monthly Base Rent for the applicable Extended Term shall in no event be lower than the monthly Base Rent payable during the last month of the Lease Term immediately preceding the Extended Term (without regard to any abatement of monthly Base Rent during such last month of the Lease Term immediately preceding the Extended Term). The Base Rent payable by Tenant during the Extended Term shall include any cost of living or other inflationary adjustments to occur during the Extended Term that are assumed in the determination of the fair market rental value of the Premises. The monthly Base Rent for the Extended Term shall be determined as follows:

1.    Mutual Agreement. After timely receipt by Landlord of Tenant’s notice of exercise of the option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the monthly Base Rent for the Extended Term. If Landlord and Tenant agree on said monthly Base Rent during that period, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the Extended Term. If Landlord and Tenant are unable to agree on the monthly Base Rent for the Extended Term as aforesaid, the provisions of Paragraph 3.3.E.2 immediately below shall apply.

2.    Appraisal. Within ten (10) days after the expiration of the thirty (30) day period described in Paragraph 3.3.E.1 above, each party, at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least ten (10) years’ commercial brokerage experience in Santa Clara County, to determine the fair market rental value of the Premises. If a party does not appoint such a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the fair market rental value. The cost of such sole broker shall be borne equally by the parties. If two brokers are appointed by the parties as provided in this Paragraph 3.3.E.2., the two brokers shall each separately determine the fair market rental value of the Premises within twenty (20) days of the date the last of such two brokers is selected. In addition, during such twenty (20) day period, the two brokers shall select a third broker meeting the qualifications above who will be required to determine which of the fair market rental valuations determined by the two original brokers is closer to the fair market rental value of the Premises as determined by the third broker. If the parties cannot agree on the third broker within such twenty (20)-day period, then either of the parties to this Lease, by giving ten (10) days’ notice to the other party, may apply to either the presiding judge of the Superior Court of the County of Santa Clara for the selection of a third broker who meets the qualifications stated above. The two original brokers shall submit their respective valuations to the third broker in a sealed envelope within ten (10) days following the date the third broker is selected. Once the third broker has been selected as provided above, then, as soon as practicable but in any case within twenty (20) days thereafter, the third broker shall select one of the two fair market rental valuations submitted by the two original brokers selected by the parties, which valuation shall be the one that is closer to the fair market rental value as determined by the third broker. The third broker’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal; provided, that the monthly Base Rent for the Extended Term shall in no event be lower than the monthly Base Rent payable during the last month of the Lease Term immediately preceding the Extended Term (without regard to any abatement of monthly Base Rent during such last month of the Lease Term immediately preceding the Extended Term). The parties shall each pay one-half of the costs of the third broker. In establishing the fair market rental value, the broker or brokers shall take into consideration the factors described in Paragraph 3.3.E above.

4.    Rent.

4.1    Base Rent. Tenant shall pay to Landlord, as rent for the Premises, in advance, on the first day of each calendar month, commencing on the Commencement Date (but subject to the Base Rent conditional abatement referred to in Paragraph 1.10 above) and continuing throughout the Lease Term, the Base Rent set forth in Paragraph 1.10 above (and Paragraph 3.3 above, if applicable). Base Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Base Rent shall be payable, except as otherwise expressly set forth in this Lease, without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing. Notwithstanding the foregoing, at Tenant’s request Landlord shall provide Landlord’s banking information (“Landlord’s ACH Account Information”) so that Tenant can pay Base Rent and Additional Rent (as defined below) by Electronic Funds Transfer (EFT) as an Automated Clearing House (“ACH”) transaction. Any such ACH transfers shall be paid by Tenant, from Tenant’s account in a bank or financial institution designated by Tenant and credited to Landlord’s bank account as Landlord shall have designated in Landlord’s ACH Account Information. Tenant shall not be in default of Tenant’s obligation to pay Base Rent and/or Additional Rent if and for so long as Tenant shall timely comply with ACH transfer requirements and accurately state Landlord’s ACH Account Information. However, if Tenant shall have timely complied with ACH transfer requirements, but the applicable funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then Tenant shall reasonably cooperate with Landlord in an effort to recover the misdirected funds and the same shall not relieve Tenant’s obligation to make the payment so transferred (but Tenant shall not be required to be out-of-pocket the applicable payment amount in a duplicate amount due to such misdirected payment or payment not accounted for properly by the recipient bank), but shall toll the due date for such payment until the applicable funds shall have been located and deposited in Landlord’s bank account. In the event that Landlord elects to designate a different bank or financial institution into which any ACH transfer is to be deposited, written notification of such change and the required documents, instruments, authorizations, and any modified Landlord’s ACH Account Information, must be delivered to Tenant no later than 30 days prior to the date such change is to become effective. Tenant shall make a verbal confirmation with the Landlord party identified in Paragraph 1.14 of this Lease (who is Mark Regoli as of the date of execution of this Lease) upon receiving the initial ACH or new ACH account information to verify the accuracy of the same.

4.2    Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in

Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to five percent (5%) of any installment of Base Rent or other amount payable by Tenant under this Lease which is not received by Landlord on or before the due date for such installment or payment. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) business days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be imposed or incurred. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Rent or other sum payable by Tenant to Landlord under this Lease or, subject to the notice and cure period set forth in Paragraph 14.1(a), prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such installment of Base Rent or other sum when due, including without limitation the right to terminate this Lease. In the event any installment of Base Rent or other sum payable by Tenant to Landlord under this Lease is not received by Landlord by the due date for such installment, such installment shall bear interest at the annual rate set forth in Paragraph 34 below, commencing on the date such Base Rent installment or other sum payable under this Lease is due and continuing until such installment or other sum payable under this Lease is paid in full.

4.3    Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant’s failure to pay the same), and all damages, costs and reasonable expenses which Landlord may incur by reason of any Default by Tenant (but only to the extent such damages, costs and reasonable expenses are not precluded under this Lease) shall be deemed to be additional rent hereunder (“Additional Rent”). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease shall mean Base Rent and Additional Rent.

5.    Intentionally Omitted.

6.    Use of Premises.

6.1    Permitted Uses. Tenant shall have the right to use the Premises and Tenant shall use the Premises, and knowingly permit the use of the Premises, only in conformance with applicable governmental or quasi-governmental laws, statutes, orders, regulations, rules, ordinances and other requirements now or hereafter in effect (collectively, “Laws”) for the purposes set forth in Paragraph 1.11 above, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that such other use is in conformance with applicable Laws. Tenant shall not use or knowingly permit the use of the Premises for any purpose other than as set forth in Paragraph 1.11. Tenant acknowledges and agrees that Landlord has selected or will be selecting tenants for the Building in order to produce a mix of tenant uses compatible and consistent with the design integrity of the Building and with other uses of the Building; provided, however, the selection of Building tenants shall be in Landlord’s reasonable discretion, and Landlord in making such selection shall not be deemed to be warranting that any use of the Building made by any such tenant is compatible or consistent with the design integrity of the Building or other uses of the Building. Any change in use of the Premises for any purpose other than those permitted by this Lease without the prior written consent of Landlord shall be a Default by Tenant. Tenant and its Tenant’s agents, employees, officers, directors, members, managers, partners, licensees, invitees, sublessees, contractors, subcontractors, successors, representatives, guests, customers, suppliers and affiliated companies (collectively, “Tenant Related Parties”) shall use the Premises and the Common Area, in compliance with all applicable Laws and in conformity with the provisions of all recorded documents, including, without limitation, any recorded declaration of covenants, conditions, and restrictions, affecting the Premises and/or Common Area; provided that no future recorded documents encumbering the Premises or Common Area shall materially restrict or materially and unreasonably interfere with Tenant’s use of the Premises in the manner contemplated by this Lease, and the reasonable exercise by Tenant of its rights and privileges under this Lease, in accordance with the terms of this Lease, shall not conflict with or contravene the terms of such future recorded declarations.

6.2    Tenant to Comply with Laws. Tenant shall, at its sole cost, promptly comply with all Laws (as defined in Paragraph 6.1 above) relating to or affecting Tenant’s and/or Tenant Related Parties’ particular manner of use or occupancy of the Premises or use of the Common Area, now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises and/or the Common Area insofar as the same relate to or affect Tenant’s particular manner of use or occupancy of the Premises or use of the Common Area; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting Tenant’s or any of the Tenant Related Parties’ particular manner of use or occupancy of the Premises or use of the Common Area. Tenant’s obligations pursuant to this Paragraph 6.2 shall include, without limitation, maintaining or restoring the Premises, and making structural and non-structural alterations and additions in compliance and conformity with all Laws and recorded documents, each relating to (i) Tenant’s particular manner of use or occupancy of the Premises during the Lease Term, as the same may be extended, (ii) Tenant’s application for any permit or governmental approval, (iii) any alterations, additions or improvements made to the Premises by Tenant or any Tenant Related Parties, or (iv) any negligence or willful misconduct of Tenant or any Tenant Related Parties or any violations of this Lease by Tenant. The foregoing provisions of this Paragraph 6.2 shall not be interpreted to require Tenant to cause the Premises, the Building, the Common Areas, the Project or any thereof to comply with Laws, except to the extent that such compliance is required as a result of, in connection with or arising out of (x) Tenant and/or Tenant Related Parties’ activities at the Premises, (y) any of the events or actions described in clauses (i), (ii), (iii) or (iv) above or (z) the construction or installation of the Initial Improvements. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below. At Landlord’s option, Landlord may make the required alteration, addition or change, and Tenant shall pay Landlord’s actual and reasonable cost thereof as Additional Rent within thirty (30) days after receipt of Landlord’s invoice therefor accompanied by reasonable supporting documentation.

Tenant shall obtain prior to its or any of its employees taking possession or occupancy of the Premises any and all permits, licenses and/or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction (upon the expiration of all appeal periods) or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law relating to Tenant’s or any Tenant Related Parties’ particular use or occupancy of the Premises or use of the Common Area shall be conclusive of the fact of such violation by Tenant.

6.3    Prohibited Uses. Tenant shall not commit or permit any Tenant Related Parties to commit any waste upon the Premises or Common Area. Tenant and Tenant Related Parties shall not do or permit anything to be done in the Premises or do or permit anything to be done by any of them in other parts of the Building, Project or Common Area which will obstruct or interfere with the rights of any other tenants of the Project, other authorized users of the Common Area, or occupants of neighboring property, or injure or unreasonably annoy them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises, Building, Project or Common Area. Neither Tenant nor any Tenant Related Parties shall use or knowingly allow the Premises to be used for any hazardous purpose, nor shall Tenant or any Tenant Related Parties cause, maintain, or permit any nuisance in, on or about the Premises, Building, Project or Common Area. Tenant shall not overload existing electrical systems or other mechanical equipment servicing the Building, impair the efficient operation of the sprinkler system or the heating, ventilation or air conditioning equipment within or servicing the Building or Premises or damage (ordinary wear and tear excepted), overload or corrode or misuse the sanitary sewer system. Tenant and Tenant Related Parties shall not do or knowingly permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will in any way increase the rate of any insurance upon any portion of the Project or any of its contents, or cause a cancellation of any insurance policy covering any portion of the Project or any of its contents, nor shall Tenant or any Tenant Related Parties keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon any portion of the Project or any of its contents is increased because of Tenant’s or any Tenant Related Party’s particular use of the Premises, Tenant shall pay, as Additional Rent, the full cost of such increase; provided, however this provision shall in no event be deemed to constitute a waiver of Landlord’s right to declare a default hereunder by reason of the act or conduct of Tenant or any Tenant Related Parties causing such increase or of any other rights or remedies of Landlord in connection therewith. Tenant and Tenant Related Parties shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Building or the structural elements thereof or of the Premises, nor place any harmful liquids in the drainage system of the Building or Common Area. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Project except in enclosed trash containers designated for that purpose by Landlord. No materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored outside of the Premises, or be permitted to remain outside of the Premises, except for temporary loading and unloading. Tenant shall not tint or frost, or permit any Tenant Related Parties or their respective contractors or representatives to tint or frost, the windows of the first floor of the Building.

6.4    Hazardous Materials. Tenant shall not cause or knowingly permit, or allow any of the Tenant Related Parties to cause or knowingly permit, the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively “Release”) of any Hazardous Material(s) (defined below) on or about any portion of the Project without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion Notwithstanding the immediately preceding sentence to the contrary, Tenant may (i) use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a “reportable quantity” under any applicable Law and/or (ii) use in the Premises such Hazardous Materials commonly used in connection with any of the Permitted Uses so long as such use of such Hazardous Materials is in compliance with all applicable Laws. Tenant covenants that, at its sole cost and expense, Tenant will comply, and cause its agents, employees, contractors, sublessees, licensees and invitees to comply, with all applicable Laws with respect to the Release by Tenant, its agents, employees, contractors, sublessees, licensees or invitees of such Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord’s sole and absolute discretion. Notwithstanding anything contrary contained in Paragraph 8.4 of this Lease, to the greatest extent permitted by Law, Tenant shall indemnify, defend and hold Landlord and Landlord’s agents, members, managers, property manager and lenders harmless from and against any and all claims, losses, damages, liabilities, actions, causes of action, clean up and remediation costs, penalties, liens, costs and/or expenses arising in connection with the Release of Hazardous Materials by Tenant, any Tenant Related Parties or any other person using the Premises with Tenant’s knowledge and consent or authorization; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, protect or hold harmless the Landlord for any claims, losses, damages, liabilities, actions, causes of action, clean up and remediation costs, penalties, liens, costs and/or expenses to the extent caused by the gross negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant’s obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination.

The foregoing indemnity, defense and hold harmless obligation shall not apply to, and Tenant shall not be responsible for the presence of Hazardous Materials on, above, under, or about or in the vicinity of or affecting the Premises, Building, Common Area, Project or the Land, or any portion thereof, or the soils, or surface thereof, or groundwater thereunder, or the atmosphere above, to the extent (i) existing prior to the Delivery Date or (ii) released or otherwise introduced by any persons or entities other than Tenant or Tenant Related Parties (including, without limitation, Landlord and any of the Landlord Related Parties) or any other person using the Premises with Tenant’s knowledge, consent or authorization unless and to the extent such Hazardous Materials are exacerbated by the acts of Tenant or any Tenant Related Parties or any other person using the Premises with Tenant’s knowledge, consent or authorization. Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on, in, under or about the Premises, the Building or the Project, or the soils, surface water or groundwater thereof, or the violation of any environmental laws, except to the extent that any of the foregoing actually results from the Release of Hazardous Materials, or exacerbated of then existing Hazardous Materials, by Tenant or any Tenant Related Party or any other person using the Premises with Tenant’s knowledge, consent of authorization.

As used in this Lease, the term “Hazardous Materials” means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

Landlord has delivered or made available to Tenant the environmental reports identified on Exhibit H attached hereto (the “Environmental Reports”). Landlord hereby represents to Tenant as of the date of execution of this Lease, that, to the current actual knowledge of Landlord, except as otherwise set forth in any of the environmental reports identified on Exhibit H and/or disclosed to Tenant in writing, there are no Hazardous Materials in, on or under the Premises, Building or Common Area in violation of applicable environmental laws. For purposes of the immediately preceding sentence, the phrase “to the current actual knowledge of Landlord” shall mean the current, actual knowledge of (i) Mark Regoli (who, as of the date of this Lease, has an indirect ownership interest in the Project and in South Bay Development Company, the current property manager for the Project and is an Executive Vice-President of South Bay Development Company), as of the date of execution of this Lease by Landlord, (ii) David Andris (who, as of the date of this Lease has an indirect ownership interest in the Project and is an Executive Vice-President of South Bay Development Company) as of the date of execution of this Lease by Landlord, and (iii) the Managing Member of Landlord, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Mark Regoli or the Managing Member. Neither Landlord, Mark Regoli, David Andris nor the Managing Member) shall be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Landlord set forth herein, Tenant agrees that Mark Regoli, David Andris and the Managing Member(s) shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Buyer in connection with such breach of such representation or warranty. This warranty shall not limit or modify any liability or obligation of Landlord under this Lease or under the Law.

Landlord hereby discloses to Tenant that a vapor barrier exists under the Building. Tenant hereby agrees that it shall not alter or modify or cut into, or permit and of the Tenant Parties to alter, modify or cut into, the vapor barrier without Landlord’s approval (which may be given or withheld in Landlord’s sole and absolute discretion). Tenant hereby discloses to Landlord that lab improvements to be constructed or installed, or caused to be constructed or installed, by Tenant on the first floor of the Building as part of Tenant’s Initial Improvements will require penetration of the slab of the Building. Landlord approves of such penetration(s) of the slab, provided such penetrations are shown on plans to be submitted by Tenant to Landlord for submittal to Golder Associates Inc. and approved by Golder Associates Inc. and then such penetrations are undertaken in accordance with such approved plans and that certain Appendix D Construction Quality Assurance Plan for the Vapor Barrier Sub-slab Vapor Intrusion Protection Systems Syntax Court Disposal Site at 237 @ First Street Development Project – Parcel 1 San Jose, California, dated February 2015, submitted by Golder Associates Inc.. Following completion of such lab improvements requiring penetration of the Building slab, Tenant shall cause the slab to be placed back to its condition existing prior to the construction or installation of such lab improvements (ordinary wear and tear excepted) and to be certified by Golder Associates Inc. as being in its condition existing immediately prior to the construction or installation of such lab improvements (ordinary wear and tear excepted).

Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises, the Building, Common Area and/or any other part of the Project, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant and/or the Tenant Related Parties are complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises (other than the Secured Areas as described in Paragraph 18 below); provided, however, that Landlord shall not unreasonably interfere with the operation of Tenant’s business on the Premises. In the event that such inspections, investigations, sampling and/or monitoring reasonably indicate that Tenant or any Tenant Related Parties has violated any of its covenants or agreements set forth in this Paragraph 6.4, then all costs reasonably incurred by Landlord in performing such inspections, investigation, sampling and/or monitoring with respect to any actual violations of this Lease by Tenant or any Tenant Related Parties shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after Landlord’s demand for payment.

6.5    CASp Inspections. For purposes of California Civil Code Section 1938, Landlord hereby discloses to Tenant that, as of the date of execution of this Lease by Landlord, to Landlord’s actual knowledge, the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). Pursuant to California Civil Code Section 1938(e), Landlord hereby further discloses to Tenant the following: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Notwithstanding the foregoing and/or anything to the contrary contained in this Lease, Landlord and Tenant hereby agree and acknowledge that, in the event Tenant desires to obtain a CASp inspection, then:
(a)    Tenant shall provide Landlord with no less than twenty (20) business days’ prior written notice and, upon receipt of such notice, Landlord shall have the right to, among other things, select the date on which such inspection shall occur, and have one (1) or more representatives present during such inspection.
(b)    Tenant hereby agrees and acknowledges that it shall (i) provide Landlord with a copy of any and all findings, reports and/or other materials (collectively, the “CASp Report”) provided by the CASp immediately following Tenant’s receipt thereof, (ii) at all times maintain (and cause to be maintained) the CASp Report and its findings (and any and all other materials related thereto) confidential and (iii) pay for the CASp inspection and CASp Report at Tenant’s sole cost and expense. If Tenant receives a disability access inspection certificate, as described in subdivision (e) of California Civil Code Section 55.53, in connection with or following any CASp inspection undertaken on behalf, or for the benefit, of Tenant, then Tenant shall cause such certificate to be provided immediately to Landlord.
(c)    If the CASp Report identifies any violation(s) of applicable construction-related accessibility standards (“CASp Violation(s)”), Tenant shall immediately provide written notice to Landlord of any and all such CASp Violation(s). In such event, Tenant shall, at Tenant’s sole cost and expense, perform, or cause to be performed, any repairs, modifications and/or other work necessary to correct any and all such CASp Violation(s), irrespective of whether such CASp Violations relate to the Premises, Building and/or Project (any such repairs, modifications and/or other work being collectively referred to herein as the “CASp Work”). Tenant shall commence (or cause the commencement of) such CASp Work no later than fifteen (15) business days after Landlord’s receipt of the CASp Report in accordance with the terms and conditions of this Lease (including, without limitation, Paragraph 6.5(b) above). Tenant shall diligently prosecute (or cause to be diligently prosecuted) to completion all such CASp Work in a lien free, good and workmanlike manner, and, upon completion, obtain an updated CASp Report showing that the Premises (and any other portions of the Building and/or Project where CASp Violations were identified)

then comply with all applicable construction-related accessibility standards. Any and all cost and expense associated with the CASp Work and/or the updated CASp Report (which Tenant shall provide to Landlord immediately upon Tenant’s receipt thereof) shall be at Tenant’s sole cost and expense.
Without limiting the generality of the foregoing, Tenant hereby agrees and acknowledges that: (i) Tenant assumes all risk of, and agrees that Landlord shall not be liable for, any and all loss, cost, damage, expense and liability (including, without limitation, court costs and reasonable attorneys’ fees) sustained as a result of the Premises not having been inspected by a Certified Access Specialist (CASp); (ii) Tenant’s indemnity obligations set forth in this Lease shall include any and all claims relating to or arising as a result of the Premises not having been inspected by a Certified Access Specialist (CASp); and (iii) Landlord may require, as a condition to its consent to any Alteration(s) that the same be inspected and certified by a Certified Access Specialist (CASp) (following completion) as meeting all applicable construction-related accessibility standards pursuant to California Civil Code Section 55.53.
6.6    ADA Violations. Prior to the Delivery Date, Landlord shall responsible, if required by any governmental authority, for correcting any existing violations of Title III of the Americans with Disabilities Act with respect to the Premises and to ensure that the Premises is in full compliance with the American with Disabilities Act. Prior to the Delivery Date, Landlord shall be responsible, if required by any governmental authority, for correcting any violations of Title III of the Americans with Disabilities Act with respect to the Premises and to ensure that the Premises in full compliance with the American with Disabilities Act. Notwithstanding anything to the contrary set forth in this Lease, if, during the Lease Term (or during the Early Occupancy Period referred to above), Tenant establishes that an uncured violation of the American with Disabilities Act exists with respect to the Premises and predates the Delivery Date, and such uncured violation was not caused or triggered by (i) any activities of Tenant or any Tenant Related Parties during the Early Occupancy Period referred to in Paragraph 3.2 above, (ii) Tenant’s application for any permit or governmental approval, (iii) any alterations, additions or improvements made to the Premises by Tenant or any Tenant Related Parties, or (iv) any negligence or willful misconduct of Tenant or any Tenant Related Parties or any violations of this Lease by Tenant, then Landlord shall be solely responsible, at its sole cost (and without pass through to Tenant as an Operating Expense or otherwise) to correct such violation. In addition, Landlord agrees to comply with all applicable Laws (including, without limitation, applicable environmental, access, ADA and other Laws) related to the Building Structure and Common Areas to the extent such compliance is required by a governmental authority, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease and is not caused or triggered by any of the events or actions described in clauses (i), (ii), (iii) or (iv) of the immediately preceding sentence. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord in complying with the provisions of the immediately preceding sentence to the extent not prohibited by the list of exclusions to Operating Expenses set forth in the penultimate paragraph of Paragraph 12.2 below. Notwithstanding the foregoing, (x) Landlord shall have the right, in Landlord’s reasonable discretion, to promptly and diligently contest, in good faith, the need to perform any such work, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law and (y) after exhausting, as soon as reasonably practicable, any rights to contest or appeal, Landlord shall promptly and diligently perform any work necessary to comply with any final order or judgment (as soon as reasonably practicable after such order or judgment).

7.    Taxes.

7.1    Personal Property Taxes. Tenant shall cause Tenant’s trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on or in the Premises (collectively the “Tenant’s personal property”) to be assessed and billed separately from the Land and the Building. Tenant shall pay, or cause to be paid, before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant’s personal property. If any of Tenant’s personal property shall be assessed with the Land or the Building, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant’s personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant’s personal property located on the Premises.

7.2    Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord’s statement thereof, any and all taxes, levies, assessments or surcharges imposed by any governmental authority(ies) and/or quasi-governmental authority(ies) payable by Landlord or Tenant and levied, assessed or charged specifically and only on this Lease, the Premises or Tenant and separate from all other portions of the Building and the Project, but specifically excluding Landlord’s net income, succession, transfer, sales, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as an Operating Expense), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to:

(a)    A sales tax, use tax, or other tax upon or measured by the area of the Premises or by the Rentals payable hereunder levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

(b)    Any tax or assessment (1) assessed upon the use, possession occupancy, leasing, operation and management by Tenant of the Premises or any portion thereof and (2) assessed by the governmental taxing authorities separately from the balance of the Building and Parcel B shown on the Parcel Map or itemized on the applicable property tax bill separately from the balance of the Property;

(c)    Any tax upon or with respect to Tenant’s use or occupancy of the Premises, or any portion thereof;

(d)    Any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, but excluding any County or City transfer taxes levied or assessed as a result of any sale of the Premises, Building or Land.

Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed or imposed upon, or required to be collected by, Tenant in connection with, Tenant’s business operations conducted at the Premises.

Notwithstanding anything to the contrary in this Paragraph 7.2 or elsewhere in this Lease, the amounts payable under this Paragraph 7.2 shall specifically not include and Tenant shall not be required to pay any portion of any tax or assessment expense or increase therein attributable to: (1) Landlord’s net income, estate, inheritance, succession, transfer, sales, gift, or franchise taxes, or any deed stamps or mortgage taxes, (2) any Taxes imposed upon or relating to any property, buildings or improvements (other than the Building

(and the improvements therein or thereon), Parcel B and the Common Areas (and improvements thereon)) now or hereafter located at the Project, including the Parcel C Building (situated at 4353 North First Street in San Jose, California) and/or Parcel C as shown on the Parcel Map; and/or (3) any item which would be required under this Paragraph 7.2, but which is excluded from Operating Expenses under Paragraph 12.1 below.

In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of such tax.

7.3    Common Taxes.

(a)    Definition of Taxes. The term “Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), to the extent levied or assessed on the Building and/or Common Areas (but excluding any building(s) hereafter located on Parcel A), the following: all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Exterior Common Area; taxes computed or based on rental income or on the square footage of the Building (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); increases in real property taxes arising from a change in ownership of Parcel A and/or Parcel B as shown on the Parcel Map, or applicable portion thereof, or new construction; environmental surcharges; excise taxes; gross rental receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord due to its ownership of Parcel B and/or Parcel A (and/or the Building and improvements within the Building and/or improvements on Parcel A, but excluding any building(s) hereafter located on Parcel A) and/or become a lien upon or chargeable against any portion of Parcel B and/or Parcel A (and/or the Building and improvements within the Building and/or improvements on Parcel A, but excluding any building(s) hereafter located on Parcel A) under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term “environmental surcharges” shall include any and all expenses, taxes or charges imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the applicable real property. The term “Taxes” shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the applicable real property or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). Notwithstanding anything to the contrary in this Paragraph 7.3 or elsewhere in this Lease, “Taxes” shall specifically not include and Tenant shall not be required to pay any portion of any tax or assessment expense or increase therein attributable to Landlord’s estate, inheritance, succession, transfer, gift, or franchise taxes, any deed stamps or mortgage taxes, and any Taxes imposed upon or relating to the Parcel C Building (situated at 4353 North First Street in San Jose, California) or Parcel C as shown on the Parcel Map (except Tenant shall be obligated to pay an equitable share of the Taxes allocable to the Fitness Center situated in the Parcel C Building (as equitably determined by Landlord). As used in this Lease, “Building Taxes” shall mean Taxes imposed, levied or assessed solely upon or solely relating to the Building (and the leasehold improvements therein and/or thereon) and Parcel B as shown on the Parcel Map, and “Parcel A Taxes” shall mean the Taxes that would have been assessed or imposed solely upon or solely relating to Parcel A as shown on the Parcel Map and the Common Area improvements thereon and that are equitably allocated by the Santa Clara County Assessor’s Office to Parcel B and Parcel C, respectively, as shown on the Parcel Map and the improvements thereon. Landlord discloses to Tenant that the Taxes previously levied or assessed against APN: 015-39-055 (which APN: 015-39-055 consisted of Parcels A, B and C on the Parcel Map) have been segregated or allocated to APNs: 015-39-057 (which is Parcel B on the Parcel Map) and 015-39-058 (which is Parcel C on the Parcel Map) and currently there now is no separate tax bill for Parcel A. For avoidance of doubt, Building Taxes, Parcel A Taxes and Taxes shall not include, and Tenant shall not be responsible for payment of: (a) estate, inheritance, succession, transfer, gift or franchise taxes of Landlord or any federal, state or local net income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to timely comply with its obligations pursuant to this Lease, or (c) any Taxes or assessments in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term without penalty.

(b)    Operating Expense. Operating Expenses shall include Building Taxes (as defined in Paragraph 7.3(a) above) for the tax periods (or applicable portions thereof) occurring during the Lease Term, as the same may be extended. Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of its annual percentage share of such Taxes, based on Landlord’s estimate thereof, pursuant to Paragraph 12 below. Tenant’s percentage share of any such Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term during such partial tax fiscal year bears to 365.

8.    Insurance; Indemnity; Waiver.

8.1    Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which with respect to the Building and/or Parcel B may be included in Operating Expenses and with respect to the Exterior Common Areas may be included in Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), payable by Tenant pursuant to Paragraph 12 below:

(a)    Property Insurance. “Special Form” or “all risk” property insurance, covering (or equitably allocated by Landlord to) the Building (and leasehold improvements constructed therein or thereon by Landlord and the Initial Improvements following substantial completion thereof and any other leasehold improvements funded by any allowance given by Landlord to Tenant) and other buildings located within the Project (and improvements located in the Common Area to the extent desired to be insured by Landlord). Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts with respect to the Building may be included in Operating Expenses and with respect to the Exterior Common Areas may be included in Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), payable by Tenant pursuant to Paragraph 12. Such insurance may also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months (or such longer period as may be determined by Landlord or required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises) if the Premises or Building are destroyed or damaged. Landlord may so insure the Project separately, or may insure the Building or Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood and/or terrorism insurance. Such insurance maintained by Landlord as provided herein shall not cover any leasehold improvements installed in the Premises by Tenant at its sole expense (but Landlord shall maintain insurance covering the Initial Improvements referred to in Exhibit C attached hereto following the substantial completion of such Initial Improvements and the cost of such insurance shall be included in Operating Expenses), or Tenant’s equipment, trade fixtures, inventory, furniture, furnishings or other personal property located on or in the Premises;

(b)    Liability Insurance. Commercial general liability (lessor’s risk) insurance against any and all claims for personal injury, death or property damage occurring in or about the Land, Building and/or Exterior Common Area (subject to such limitations or exclusions as are set forth in such commercial general liability insurance policy). Such insurance shall be on an occurrence basis and shall be in an amount as determined by Landlord, but commensurate with liability insurance carried by reasonably prudent owners of Comparable Buildings. Such commercial general liability insurance may cover the Project and, in such instance, Landlord shall equitably allocate the cost of such insurance to the Building and Exterior Common Area (and in no event shall Tenant be obligated to pay any insurance costs allocable to the Parcel C Building or any improvements therein, other than Tenant’s equitable share of the general liability insurance premiums allocable to the Fitness Center located in the Parcel C Building as equitably determined by Landlord); and

(c)    Other. Such other commercially reasonable insurance as Landlord reasonably deems necessary and prudent. In no event shall the limits of any policies maintained by Landlord be considered as limiting the liability of Landlord under this Lease.

8.2    Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant’s sole cost and expense, procure and keep in force the following insurance:

(a)    Personal Property Insurance. “Special Form” or “all risk” property insurance on all leasehold improvements installed in the Premises by Tenant at its sole expense (if any), and on all equipment, trade fixtures, inventory, fixtures, office furniture and personal property located on or in the Premises, including improvements, alterations, additions or fixtures hereinafter constructed or installed on the Premises by Tenant or Tenant’s agents, employees, contractors or subcontractors (but including, without limitation, Tenant’s furniture, fixtures, telephone equipment, computer wiring, security system, and signage). Such insurance shall also provide coverage for water damage from any cause whatsoever, including, but not limited to, back up or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion and back up of sewers and drainage. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to (or better than) the coverage afforded under policies using the ISO Special Causes of Loss Form (CP 10 30) or on an All Risk or Special Perils form. Such insurance shall also provide coverage for water damage. Landlord shall have no obligation to insure, or to protect against theft or damage, any personal property or equipment placed or installed in any portion of the Premises by Tenant or any Tenant Related Parties.

(b)    Liability Insurance. Commercial general liability insurance against any and all claims for bodily injury (including sickness, disease and death) or property damage occurring in or about the Premises or arising out of Tenant’s or any Tenant Related Parties’ use of the Common Area and/or Parcel C and the fitness center located in the Parcel C Building, use or occupancy of the Premises or Tenant’s or any of Tenant Related Parties’ operations or activities on or in the Premises, personal injury and advertising liability, products and completed operations. Such insurance shall be on an occurrence basis and have a combined single limit of not less than Ten Million Dollars ($10,000,000) per occurrence and in the aggregate. Umbrella and excess liability policies may be used to satisfy the foregoing limits. The minimum limits specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time (but not more than once during each calendar year of the Lease Term) to meet changed circumstances. Such liability insurance shall name Landlord and indemnified parties described in Paragraph 8.4 below, including Landlord’s lender, as additional insureds for incidents occurring on or about the Premises on a primary basis and not contributing to any insurance available to Landlord or indemnified parties, and Landlord’s and such indemnified parties’ insurance (if any) shall be in excess thereto. Such commercial general liability coverage provided shall not contain any restriction or requirement for privity of contract. Tenant’s commercial general liability insurance shall specifically insure Tenant’s performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4., although Tenant’s obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant’s purposes.

(c)    Business Interruption Insurance. Business interruption insurance with limits of liability representing at least twelve (12) months of income.

(d)    Business Auto Liability Insurance.    Business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident. Such coverage shall add Landlord and its lender as additional insureds.

(e)    Workers Compensation and Employer’s Liability Insurance. Insurance protecting against liability under worker’s compensation laws with limits at least as required by applicable state statute, including Employers Liability with policy limits of $1,000,000 per occurrence by accident or disease. The policy shall contain waiver of subrogation rights against the Landlord and any indemnified parties under this Lease.

(f)    Other.    Such other insurance that is either (i) required by any lender holding a security interest in the Building, or (ii) reasonably required by Landlord.

(g)     Form of Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), (c), (d), (e), and (f) above shall be with companies having an A.M. Best’s Insurance Guide rating of A- VII or better and be on forms, with deductible amounts (if any), and loss payable clauses (as to the insurance referred to in Paragraph 8.2(a) applicable to leasehold improvements installed by Tenant as Tenant’s sole cost) reasonably satisfactory to Landlord and its lender, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises and/or the Land as additional insureds (with regard to the insurance described in Paragraphs 8.2 and loss payees (with regard to the insurance described in Paragraphs 8.2(a), (c) and (f), and shall provide that such parties may, although additional insureds or loss payees, recover for any loss suffered by the negligence of Tenant or any Tenant Related Parties subject to Paragraph 8.6 of this Lease. Certificates of insurance for the policies to be required by Tenant to include additional insured endorsements shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to Landlord prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and Common Area and to Tenant as required by this Lease. Tenant shall provide Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the Land in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation or material modification of any policy. Tenant’s policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

8.3    Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, upon an additional five (5) days’ written notice to Tenant, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid within thirty (30) days after Tenant’s receipt of invoices therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all actual and reasonable expenses (including reasonable attorneys’ fees) and actual damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and actual damages of Landlord shall not be limited to the amount of the premiums thereon. In no event shall Landlord be able to recover from Tenant indirect, consequential, special, exemplary, incidental or punitive damages pursuant to this Paragraph 8.3.

8.4    Indemnification. To the fullest extent permitted by law, Tenant shall indemnify, hold harmless, and defend Landlord (with competent counsel reasonably satisfactory to Landlord) against all third-party claims, liabilities, losses, damages, actions, causes of action, demands, judgments, penalties, costs and expenses arising out of any occurrence in, on or about the Building, Premises, Common Area, Exterior Common Area or Land, to the extent (i) caused or contributed to by Tenant or any Tenant Related Parties, or (ii) arising out of any occurrence in, upon or at the Premises from and after the Delivery Date until the expiration of the Lease Term or earlier termination of this Lease, but including any periods during which Tenant or any Tenant Related Parties are holding over, or (iii) on account of the use, condition, or occupancy of the Premises from and after the Delivery Date until the expiration of the Lease Term or earlier termination of this Lease, but including any periods during which Tenant or any Tenant Related Parties are holding over; provided, however, such indemnification, defense and hold harmless obligation shall not be applicable to any claims, losses, damages, expenses or liabilities to the extent arising out of the gross negligence or willful misconduct of Landlord or that of its agents, employees or contractors. Tenant’s indemnification, defense and hold harmless obligations under this Lease shall include and apply to reasonable attorneys’ fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses to the extent arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, liability, claim, death, breach or default occurring prior to such termination.

8.5    Claims by Tenant. Landlord shall not be liable to Tenant for loss or damage to Tenant’s business (and Tenant waives all claims against Landlord therefor), and Tenant also waives all claims against Landlord for personal or bodily injury or death to any person, damage to any property, or loss of use of any property in any portion of the Project by and from all causes, including without limitation, any defect in any portion of the Project and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources. Landlord shall not be liable for any damages arising from any act or negligence of any other tenant or user of the Project. Tenant shall promptly notify Landlord in writing of any known defect in the Project. Notwithstanding the foregoing, Tenant’s waiver of claims and release of Landlord as provided in this Paragraph 8.5 above shall not apply to any loss or damage or injury or death caused by Landlord’s willful misconduct or gross negligence, or that of any Landlord Related Party; however, under no circumstances shall Landlord be liable to Tenant for indirect, special, exemplary, incidental, punitive or consequential damages, including lost profits, loss of income or loss of business.

8.6    Mutual Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective agents, employees, servants, managers, members, partners, shareholders and directors, from any and all claims or demands of damages, loss, expense or injury to the Project, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Project, which is caused by or results from perils, events or happenings which are the subject of property insurance required to be carried under this Lease or actually carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin except to the extent that such property is not covered by insurance.

8.7    No Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except with respect to Tenant’s obligations pursuant to Paragraph 6.4 (“Hazardous Materials”), Paragraph 21 (“Holding Over”), and Paragraph 35 (“Surrender”) below, in no event shall either party be liable to the other for any indirect, punitive, special, exemplary, incidental or consequential damages, including lost profits, loss of income or loss of business arising from or relating to this Lease. Further, nothing contained in this Paragraph 8.7 shall affect Landlord’s rights and remedies under Paragraph 14.2 below, including without limitation, the remedies afforded Landlord by Civil Code Section 1951.2(a)(4) and more specifically described in Paragraph 14.2.1(d). Moreover, the foregoing prohibition on recovery of indirect, punitive special, exemplary, incidental or consequential damages shall not be applicable to losses that are caused by vendors or contractors retained by Tenant. The terms of this Paragraph 8.7 shall automatically apply to each and every Paragraph and term and provision of this Lease, whether or not this Paragraph is cited or mentioned. In the event this Paragraph 8.7 is in conflict with any other provisions of this Lease, the terms of this Paragraph 8.7 shall prevail.

9.    Utilities. Landlord (and Tenant with respect to the provisions set forth in Paragraph 9(f) below) shall be responsible to furnish those utilities and services to the Premises to the extent provided in this Paragraph 9 below (“Services”), subject to the conditions and payment obligations and standards set forth in this Lease. The following standards for Services shall be in effect at the Building from and after the Delivery Date until Lease Termination:

(a)    HVAC Service. Landlord shall provide, or cause to be provided, subject to Paragraph 9(g) below, reasonable HVAC services to the Premises during such hours and at such times as Tenant may require from time to time (and if desired by Tenant, 24 hours per day, 7 days per week, 365 days per year, subject to the provisions of Paragraphs 9(g), 15 and 16 below).

(b)    Electricity and Water. Landlord shall furnish, or cause to be furnished, electricity service to the Premises 24 hours per day, 7 days per week, 365 days per year, subject to the provisions of Paragraphs 9(g), 15 and 16 below. Landlord shall furnish, or cause to be furnished, hot and cold water to the Premises for drinking, personal hygiene, lavatory and other purposes required for Tenant’s utilization of the Premises. Tenant will not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises).

(c)    Elevators. Landlord shall furnish, or cause to be furnished, elevator service in the Building 24 hours per day, 7 days per week, 365 days per year, subject to Paragraphs 9(g), 15 and 16 below (unless any elevator(s) are being temporarily repaired or investigated or are awaiting parts to operate properly, but in such event Landlord shall use commercially reasonable efforts to cause at least one passenger elevator to be running at all times).

(d)    Janitorial. Tenant shall provide its own janitorial service to the Premises, subject to Landlord’s right to approve the janitorial service provider, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall Landlord pass through to Tenant as Operating Expenses janitorial costs for the Premises. Landlord shall be permitted to include in Operating Expenses janitorial costs with respect to the Common Areas within the Building.

(e)    Access. During the Term of this Lease, as the same may be extended, Tenant and its employees shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year, unless such access is prohibited, limited or restricted by any governmental or quasi-governmental law, statute, ordinance, rule or regulation, damage to or destruction or condemnation of the Premises, Building or other portion of the Project or due to an emergency. Such access to the Premises also shall be subject to such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards. Landlord may install access control systems as it deems advisable for the Building. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant after the issuance of the access control cards for Tenant’s initial occupancy for purposes of conducting business. If Landlord provides access control services, then, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services or for any breakdown in service. In addition, Landlord shall have no liability to Tenant for the failure by Landlord to provide access control services. Tenant acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees and invitees with any regulations reasonably established by Landlord with respect to any card key access or any other system of building access as Landlord may reasonably establish.

(f)    Utility and Other Services. Tenant shall be responsible for and shall pay, or cause to be paid, promptly, directly to the appropriate supplier, all charges for telephone and telecommunications service, and all other materials and services furnished to Tenant or the Premises or used by Tenant or any Tenant Related Parties in, on or about the Premises during the Term, together with any taxes thereon. Notwithstanding the foregoing, electricity consumption or usage within the Premises shall be separately metered or submetered to the Premises, and Landlord shall bill Tenant monthly during the Term of this Lease, as the same may be extended, for such actual electrical consumption or usage within the Premises based on Landlord’s reading of the meter or submeter measuring such consumption or usage. Tenant shall pay such electrical charges billed by Landlord to Tenant within thirty (30) day following Tenant’s receipt of an invoice(s) from Landlord for such electricity consumption or usage. In the event that any such utilities or services cannot be separately billed or metered to the Premises, or if any of the utilities or services are not separately metered or submetered as of the Commencement Date, the cost of such utilities or services, as the case may be, shall be an Operating Expense and Tenant shall pay, as Additional Rent, Tenant’s proportionate share of such cost to Landlord as provided in Paragraph 12 below, except that if any meter services less than the entire Building, Tenant’s proportionate share of the costs measured by such meter shall be based upon the square footage of the gross leasable area in the Premises as a percentage of the total square footage of the gross leasable area of the portion of the Building serviced by such meter (excluding, however, the cost of any disproportionate use by others within that portion of the Building). If Landlord reasonably determines that Tenant or any the Tenant Related Parties is using a disproportionate amount of any commonly metered utilities or an amount in excess of the customary amount of any utilities ordinarily furnished for use of the Premises, or applicable part thereof, in accordance with the uses set forth in Paragraph 6 above, then Landlord may elect to periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s good faith estimate of the cost of Tenant’s or any of Tenant Related Parties’ excess use of any or all such utilities.

Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord; provided, however, that if Landlord needs access to the Premises in order to access an electrical or mechanical installation during normal business hours, Landlord shall provide Tenant with at least twenty-four (24) hours’ prior written notice of Landlord’s entry (except no such prior written notice to Tenant shall be required in the event of an emergency).

Landlord hereby discloses to Tenant that fiber and cable television service is available in the Building from a third party cable provider(s).

If the Building, or any of the improvements constructed or to be constructed therein, are or will be certified under the U.S. EPA’s Energy Star® rating, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or other third party rating systems, or subject to similar sustainability requirements as a condition of approval of the development of the Building, or any of the improvements constructed or to be constructed therein (which systems and requirements may address issues such as whole-building operations and maintenance issues, including, but not limited to, chemical use, indoor air quality, energy efficiency, water efficiency, recycling programs, exterior maintenance programs, and systems upgrades to meet “green” building energy, water, indoor air quality, and lighting performance standards), then all construction, repair and maintenance methods and procedures, all Alterations, material purchases, and disposal of waste must be in compliance with applicable minimum standards and specifications. Tenant shall cooperate and comply with all conservation practices required by any LEED or other rating system applicable to the Building and shall comply with all conservation practices required by law applicable to the Building. Tenant agrees not to alter the Delivery Condition of the Premises in a manner that would cause the Building shell to loses its LEED Certification, if applicable.

Following the Delivery Date and during the Lease Term, (i) Tenant shall have access to and control over the restrooms on the first floor of the Building (and Tenant shall be responsible, at its sole cost, for maintenance and repair of such first floor restrooms) and (ii) Tenant and its employees and invitees shall have sole use of such restrooms on the first floor of the Building. Following the Delivery Date and during the Lease Term, Landlord and its agents, employees and designated representatives shall have the right to enter the restrooms on the first floor of the Building to the extent required by applicable Law or court order, necessary to undertake any repairs or replacements or in the event of an emergency.

(g)    Utility or Service Interruption. The lack or shortage of any Services due to any cause whatsoever (except for a lack or shortage proximately caused by the gross negligence or willful misconduct Landlord or that of its agents, employees or contractors) shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay any Rentals or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant acknowledges and agrees that in no event shall Landlord be liable to Tenant for any consequential damages, such as lost profits, loss of business or lost income, if there is any lack or shortage of any Services or utilities to the Premises. Notwithstanding anything to the contrary contained herein, if all or any portion of the Premises should become untenantable as a consequence of a cessation of utilities or services arising out of the negligence or willful misconduct of Landlord, its agents, employees or contractors for a period exceeding five (5) consecutive business days, then, Tenant shall give Landlord prompt written notice thereof and commencing on the sixth (6th) business day and continuing until the utility or service has been restored, Tenant shall be entitled to a proportionate abatement of all Rentals payable hereunder to the extent of the interference with Tenant’s use of the Premises occasioned thereby. The preceding to the contrary notwithstanding, in no event shall such proportionate abatement commence earlier than the date that is two (2) business days prior to the date Landlord receives Tenant’s written notice of such cessation or utilities or services.

10.    Repairs and Maintenance.

10.1    Landlord’s Responsibilities. Subject to the provisions of Paragraph 15 below, Landlord shall maintain, or cause to be maintained, in good order and repair, commensurate with the maintenance provided by reasonably prudent owners of comparable space in Class A office buildings in the North San Jose submarket (“Comparable Buildings”) and replace, if necessary, except as provided below, (i) the Building Structure and roof membrane, (ii) the pipes and conduits stubbed to the point of entry to the Building, (iii) the Building Systems (with respect to the plumbing and electrical systems, to the point where the Building plumbing system ties into any plumbing located in the Premises and to the point of connection with the circuit breakers for the Premises) and elevators serving the Building, (iv) all Common Areas, including Exterior Common Area, and (v) all measures described in the Closure/Post-Closure Land Use Plan, dated February 19, 2015 and listed under Exhibit H. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Paragraph 10.1 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. Tenant’s failure to provide such notice shall not limit or modify Landlord’s obligations of maintenance, repair or replacement, as the case may be. The costs incurred by Landlord pursuant to the provisions of this Paragraph 10.1 shall be Operating Expenses (to the extent not excluded under Paragraph 12.1 below and shall be passed through to Tenant pursuant to the provisions of Paragraph 12 below as to Tenant’s applicable share thereof. To the extent any of such costs incurred by Landlord pursuant to the provisions of this Paragraph 10.1 are capital costs, the same shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two (2) percent above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item as reasonably determined by Landlord in accordance with sound accounting principles, and such amortization shall be included in Operating Expenses from the date of installation or repair through the earlier of the expiration of the useful life of the capital item and the Lease Termination; provided, however, if repair or replacement of the Building Structure and/or roof membrane, any of the Building Systems, or elevators, as applicable, or any part thereof, is caused by (a) any breach of any obligation under this Lease by Tenant or any of the Tenant Related Parties under this Lease, or (b) any misuse of the Premises or Building by, or negligence or willful misconduct of, Tenant or any of the Tenant Related Parties, then Tenant shall reimburse or pay to Landlord, within thirty (30) days after receipt of a statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) of the actual and reasonable costs paid or incurred by Landlord to repair or replace the same less any insurance proceeds received by Landlord allocable to the Building Structure, roof membrane, Building Systems, or elevators, as the case may be.

10.2    Tenant’s Responsibilities. Except as expressly provided in Paragraph 10.1 above, and subject to the provisions of Paragraphs 15 and 16 hereof and excluding any repairs to the Building Structure, roof membrane, Building Systems or elevators (unless such repairs to the Building Structure, Building Systems or elevators, are required to repair any damage caused by the negligence or willful misconduct of Tenant or any Tenant Related Party or any breach of Tenant’s obligations under this Lease, in which event Tenant shall perform such repairs at Tenant’s sole cost and expense to the extent not covered by insurance proceeds received therefor by Landlord or, at Landlord’s election, Landlord shall undertake such repairs to the Building Structures, Building Systems or elevators, as applicable, and Tenant shall reimburse Landlord for the repair costs paid or actually incurred by Landlord (less any insurance proceeds received by Landlord allocable to such damage) within thirty (30) days following receipt of an invoice and reasonable back-up documentation evidencing such repair costs incurred or paid by Landlord), Tenant shall, at its sole cost, maintain, repair and replace, if necessary, the Premises and every part thereof, including without limitation, the lavatories inside the Premises, the interior windows, door frames, appliances, interior glass (if any), doors, door closures and related hardware, interior walls and partitions, Tenant’s fixtures (and as to Tenant’s property and fixtures, only to the extent desired by Tenant in its discretion), fire extinguisher equipment and other equipment installed in the Premises by Tenant or any of the Tenant Related Parties and all Alterations constructed by or on behalf of Tenant pursuant to Paragraph 13 below, together with any supplemental HVAC equipment installed by or on behalf of Tenant serving the Premises, or applicable part thereof, in good order, condition and repair. With respect to any supplemental HVAC equipment installed by or on behalf of Tenant serving the Premises, or applicable part thereof, Tenant shall contract with a licensed HVAC contractor to inspect and service such supplemental HVAC contract, which contract shall provide for the periodic inspection and servicing of the HVAC equipment at least once every ninety (90) days during the Lease Term, and Tenant shall provide Landlord with inspection reports no more than thirty (30) days after each quarterly inspection and servicing. All repairs and other work performed by Tenant and/or its contractors shall be subject to the terms of Paragraphs 13 and 17 below. For avoidance of doubt, except for, or with respect to, any Alterations (including, without limitation, Rooftop Equipment) or Initial Improvements installed, or caused to be installed, by Tenant or any Tenant Related Parties in the Premises (including, without limitation, any wiring or cabling installed, or caused to be installed, by Tenant in any chasers, risers or conduit in the

Building), Tenant shall have no obligation to maintain or repair any improvements located below the floors or above the ceiling of the Premises.

If Tenant fails to make repairs or perform maintenance, repair or replacement work, as the case may be, required of Tenant hereunder within thirty (30) days after written notice from Landlord specifying the need for such repairs, maintenance or replacement work (provided if Tenant reasonably requires more than 30 days to complete such repairs, maintenance or replacement, then Tenant shall only be required to commence said work within said 30 days and thereafter diligently proceed to completion in a commercially reasonable manner), Landlord or Landlord’s agents or designated contractors may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs or replacements, as needed, and/or perform such maintenance work. If Landlord makes such repairs or replacements and/or performs such maintenance work, Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice and reasonable back-up documentation with respect thereto and as Additional Rent, for the actual and reasonable cost of such repairs, replacements and/or maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant Related Parties during the performance of any such repairs, replacements or maintenance. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or any Tenant Related Parties as a result of Landlord performing any such maintenance, repairs or replacements (except to the extent arising out of the gross negligence or willful misconduct of Landlord or that of its agents, employees or contractors but subject to the limitations contained in Section 8.7); nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, in making repairs, alterations or improvements, Landlord shall take reasonable steps, to the extent practicable under the circumstances, to minimize interference with the conduct of Tenant’s business in the Premises. Tenant shall reimburse Landlord, on demand and as Additional Rent, to the extent not covered by insurance proceeds payable to Landlord, for the cost of repair of damage to the Project caused by Tenant or any Tenant Related Parties other than normal wear and tear caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties or breach of this Lease by Tenant. Tenant hereby waives and releases its right to make repairs at Landlord’s expense pursuant to Sections 1941 and 1942 of the Civil Code of California or under any similar law, statute or ordinance now or hereafter in effect. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code. Tenant furthermore waives the benefits of subsection 1 of Section 1932 of the California Civil Code or under any similar law.

11.    Common Area.

11.1    In General. Subject to the terms and conditions of this Lease and the Rules and Regulations referred to in Paragraph 44 below, Tenant and its agents, employees, licensees and invitees shall have during the entire Term of this Lease, in common with Landlord, other tenants of the Building and other buildings located on the Land and other permitted users, the nonexclusive right to use during the Lease Term those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and other tenants of the Building and/or Project, including, without limitation, the access roads, parking areas (it being understood and agreed that Tenant and its agents, employees, licensees, subtenants and invitees shall not have the right to use any parking spaces in the Exterior Common Area that are designated by Landlord for any other tenant’s (or its employees) exclusive use or marked for any other tenant’s visitors or employees), sidewalks, landscaped areas and other facilities on the Land or in the Building designated by Landlord for the general use and convenience of the occupants of the Building and other authorized users, which areas and facilities are referred to herein as the “Common Area.” This right to use the Common Area shall terminate upon Lease Termination. Anything herein to the contrary notwithstanding, Tenant and its agents, employees, customers, licensees, invitees, sublessees and other representatives shall have no right to use that portion of the area situated outside of the Building that is shown cross-hatched on Exhibit G attached hereto (“Restricted Common Area”).

Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close temporarily any part of the Common Area to whatever extent required to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) close the Common Area to perform maintenance or for any other reason reasonably deemed sufficient by Landlord; (iii) change the shape, size, location or extent of the Common Area or add to the Project any land or improvement, including multi-deck parking structures; (iv) make alterations, additions or changes to the Common Area including, without limitation, changes to the location of elements of the Project and the Common Areas and changes in the location of driveways, entrances passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (v) remove unauthorized persons from the Project; and/or (vi) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created by Tenant and/or Tenant Related Parties. Landlord shall keep the Common Area clear of all obstructions created by Landlord. If unauthorized persons are using any of the Common Area by reason of the presence of Tenant (or any Tenant Related Parties) in the Building, Tenant, upon written demand (which may be by fax or email) of Landlord, shall use commercially reasonable good faith efforts to restrain such unauthorized use. In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize, to the extent practicable under the circumstances, any disruption to Tenant’s business. Except in the event of an emergency, Landlord shall not intentionally take any action that materially infringes on Tenant’s parking rights under this Lease. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant Related Parties from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

11.2    Parking Areas. During the Lease Term of this Lease, as the same may be extended, Tenant is allocated and Tenant and Tenant’s employees and invitees shall have the right to use, on an unreserved basis, without payment of a separate fee therefor, not more than the number of parking spaces set forth in Paragraph 1.15, the location of which shall be in the surface parking area within the Exterior Common Area on Parcel A designated from time to time by Landlord. Such number of parking spaces set forth in Paragraph 1.15 of this Lease shall be available to Tenant and its employees and invitees from and after the Delivery Date and throughout the Lease Term, as the same may be extended, subject to the terms below, 24 hours per day, 7 days a week, 365 days per year, unless such availability is prohibited, limited or restricted pursuant to the terms below or by any governmental or quasi-governmental law, statute, ordinance, rule or regulation, damage to or destruction or condemnation of the Premises, Building, Exterior Common Area, or Project, or due to an emergency or for restriping, resurfacing or other repairs or maintenance or to prevent a prescriptive easement from arising with respect to any portion of the parking areas of the Project. Neither Tenant nor any Tenant Related Parties shall at any time use more parking spaces than the number so allocated to Tenant or park or permit the parking of their vehicles in any portion of the Land not designated by Landlord as a nonexclusive parking area. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or any Tenant Related Parties which are parked in violation of the provisions of this Paragraph 11.2 or in violation of Landlord’s Rules and Regulations relating to parking referred to in Paragraph 44, to be towed away at the cost of the owner of the towed vehicle. In the event Landlord elects or is required by any law to limit or control parking on the Land, by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under the Rules and Regulations reasonably established by Landlord and referred to in Paragraph 44 below. Provided that Tenant’s use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein. Tenant and Tenant Related Parties shall not at any time park or permit the parking of (i) trucks or other vehicles (whether owned by Tenant or other persons) adjacent to any loading areas so as to unreasonably interfere with the use of such areas, (ii) Tenant’s or Tenant Related Parties’ vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant or its employees, Licensees and invitees, or (iii) any inoperative vehicles or equipment on any portion of the Common Area for more than twenty-four (24) hours.

Following the Delivery Date, Tenant shall have the right, at its sole cost, to install four (4) additional electric vehicle charging stations within the Exterior Common Area on Parcel A. Such installation shall be performed in a good and workmanlike manner, lien-free and in accordance with applicable Laws. At Landlord’s election, in its sole and absolute discretion, by written notice to Tenant, Landlord shall install, or cause to be installed, such four (4) additional electric vehicle charging stations and, in such event, Tenant shall, within twenty (20) days following receipt of a written invoice and reasonable back up documentation, pay or reimburse Landlord for the costs incurred by Landlord in installing such electric vehicle charging stations. Tenant, at its sole cost and expense, shall be responsible for the maintenance and repair of such four additional electric vehicle charging stations.

11.3    Fitness Center. During the Lease Term, Tenant and the employees of Tenant located at the Premises shall have the right to use the fitness center situated in the building located at 4353 North First Street in San Jose (the “Parcel C Building”, which was constructed on Parcel C as shown on the Parcel Map attached hereto as Exhibit F-2) and designated by Landlord for the common use of all tenants of the Building (and the tenants of the Parcel C Building). Tenant and its employees’ right to use such fitness center shall be on a non-exclusive and as available basis with others who are entitled to use the fitness center, subject to Landlord’s right to reasonably regulate, manage and restrict improper use of the facility. Prior to Tenant or its employees using the fitness center, Tenant shall cause such applicable employee desiring to use the fitness center to execute an Informed Consent Waiver and Release of Liability in a reasonable market based form prepared by Landlord. Landlord shall be entitled to prohibit any employee(s) of Tenant from using the fitness center if such applicable employee(s) fails or refuses to execute such Informed Consent Waiver and Release of Liability. The use of the fitness center shall be subject to reasonable, non-discriminatory rules and regulations (including rules regarding hours of use for the tenants and their respective employees and other occupants of the Building, execution of Landlord’s standard waiver of liability form by users, etc.) reasonably established from time to time by Landlord for such facilities. Landlord shall have no liability whatsoever with respect to the presence, condition or availability of such fitness center, and Tenant hereby waives all claims against Landlord with respect to same except for claims arising from the gross negligence or willful misconduct of Landlord (subject to the limitations set forth in Section 8.7 above). The costs of operating, maintaining, cleaning and repairing the fitness center (including, without limitation, the cost of any third-party operator hired or retained to manage or operate the fitness center) may be included as part of Exterior Common Area Operating Expenses and Tenant shall pay Tenant’s percentage share of such Exterior Common Area Operating Expenses pursuant to the provisions of Paragraph 12 below. Tenant shall be responsible for all damage to the fitness center and its equipment, fixtures and furnishings other than normal wear and tear, which results from Tenant’s or any of its employees’ use or misuse of the fitness center

(and to the extent such damage is not covered by insurance proceeds payable to Landlord). The Fitness Center shall be subject to temporary closures for repairs and maintenance, and closures due to any event of casualty, events outside of the reasonable control of Landlord, or emergency. Landlord reserves the right to control the manner in which the Fitness Center is maintained and operated, and to make alterations or additions to, or to relocate (but not eliminate) the Fitness Center; provided that Landlord shall continue to operate and maintain, or cause to be operated and maintained, the Fitness Center consistent with current practices and commensurate with the maintenance provided by reasonably prudent owners of Comparable Buildings with a fitness center located therein. No expansion, contraction, elimination, unavailability or modification of the fitness center shall entitle Tenant to an abatement in Base Rent or Additional Rent or constitute a constructive eviction or an event of default by Landlord under this Lease.
11.4    Maintenance by Landlord.
Landlord shall maintain the Common Area in good order, condition and repair commensurate with the maintenance provided by reasonably prudent owners of Comparable Buildings, and shall manage the Common Area in accordance with Landlord’s reasonable and customary standards. The expenditures for such maintenance shall be at the reasonable discretion of Landlord. The following shall be included as Operating Expenses: (1) the cost of maintenance, repair, operation, replacement and management incurred or paid by Landlord with respect to any Common Area in the Building, (2) the cost of maintenance, repair, operation and management incurred by or paid by Landlord with respect to the fitness center in the Parcel C Building, and (3) the cost of maintenance, repair, operation, restoration and management incurred by or paid by Landlord with respect to the Exterior Common Areas shall be an Exterior Common Area Operating Expense (in each case, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), and as to each of (1), (2) and (3) of this paragraph, Tenant shall pay to Landlord, as Additional Rent, Tenant’s percentage share of such costs as provided in Paragraph 12 below.

12.    Operating Expenses.

12.1    Definition. “Operating Expense” or “Operating Expenses” as used in this Lease shall mean and include, except to the extent listed in the exclusions from Operating Expenses or otherwise expressly excluded by any other portion of this Lease, all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, replacement, security and management of the Building but excluding all items listed in the third paragraph of this Section 12.1, and further excluding any costs allocated to Landlord in this Lease for which Tenant expressly has no responsibility to pay. Subject to such exclusions, Operating Expenses shall include, without limitation, the cost of services and utilities supplied to the Building (to the extent the same are not separately charged or metered to tenants of the Building or the Premises); Building Systems, including, water; electricity; heat; lighting systems; fire protection systems; storm drainage and sanitary sewer systems; periodic inspection and regular servicing of the heating, ventilation and air conditioning system; periodic inspection and regular servicing of the Building Systems and elevators; maintaining, repairing and/or replacing the roof membrane and elevators; property and liability insurance covering the Building and any other insurance carried by Landlord pursuant to Paragraph 8 above with respect to the Building; deductibles under such insurance policies maintained by Landlord; window cleaning; cleaning, maintaining and repairing the Common Area in the Building; cleaning and repairing of stairways; costs related to irrigation systems and Building signs; fees for licenses and permits required for the operation of the Building; the cost of painting the exterior of the Building; the cost of complying with Laws, including, without limitation, non-capital maintenance, alterations and repairs required in connection therewith; the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; all additional costs and expenses incurred by Landlord (and not paid by Tenant) with respect to the operation, protection, maintenance, repair and replacement of the Building which would be considered a current expense (and not a capital expenditure) pursuant to sound accounting principles; and amortization of costs of the following capital improvements to the Building (“Permitted Capital Costs”): (x) capital improvements or capital repairs (excluding therefrom Building Structure capital improvements, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements with respect to the Building Structure are Tenant Caused Capital Repairs or Replacements (as defined below)) required to be constructed in order to comply with any Law (excluding Laws relating to Hazardous Materials) not in effect or applicable to the Building as of the date of this Lease, (y) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Operating Expenses of the Building, or (z) replacement of or capital repair to capital improvements (excluding Building Structure capital improvements, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements are Tenant Caused Capital Repairs or Replacements) or building service equipment existing as of the date of the Date of this Lease when required because of normal wear and tear. The cost of (i)  Permitted Capital Costs, (excluding therefrom capital repairs and capital replacements of the Building Structure, including, the foundations, roof and exterior walls, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements are Tenant Caused Capital Repairs or Replacements), (ii) replacement of the roof membrane, and (iii) repainting the exterior of the Building, shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two (2) percent above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles, consistently applied, and such amortization shall be included in Operating Expenses from the date of installation or repair through the earlier of the expiration of the useful life of the capital item and the Lease Termination; provided, however, subject to Paragraph 8.6, if the HVAC system or any other building systems serving the Building or Premises, exterior windows or roof membrane need to be repaired or replaced due to (A) Tenant’s breach of any of Tenant’s obligations under this Lease or (B) any misuse of the HVAC or other building systems, exterior windows or roof membrane by, or negligence or willful misconduct of, Tenant or any Tenant Related Parties, then Tenant shall reimburse or pay to Landlord, within thirty (30) days following receipt of a statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) of the costs paid or incurred by Landlord to replace such HVAC or other building system, parking areas, exterior windows or roof membrane, as the case may be. Operating Expenses for any given period may also include (X) management fees payable to a property manager (or if Landlord elects to self-manage the Building or Project, then payable to Landlord) in an amount equal to three percent (3%) of the monthly Base Rent received by Landlord from tenants of the Building, including, Tenant, during such period and (Y) the Building’s percentage share of Exterior Common Area Operating Expenses for such period. To the extent any Operating Expenses are incurred by Landlord with respect to both the Building and the Parcel C Building under or pursuant to a single contract to which Landlord is a party and apply substantially equally to both the Building and the Parcel C Building, then, to the extent such Operating Expenses are not separately accounted for between the Building and the Parcel C Building, the Building shall be allocated 50.90% of such Operating Expenses. The definition of Operating Expenses shall not alter either Landlord’s or Tenant’s obligations of maintenance and repair as described in this Lease. For purposes of this paragraph, the term “Tenant Caused Capital Repairs or Replacements” shall mean capital repairs or capital improvements required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 above, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of Building Structure capital improvements (unless Landlord can pass-through such cost as an Operating Expense to all other tenants in the Building on a percentage share basis, in which event Tenant shall pay or reimburse Landlord for Tenant’s percentage share of the cost of such Building Structure capital improvements within thirty (30) days after receipt by Tenant of Landlord’s invoice therefore accompanied by reasonable supporting documentation).

“Exterior Common Area Operating Expense” or “Exterior Common Area Operating Expenses” as used in this Lease shall mean and include except to the extent listed in the exclusions from Operating Expenses or otherwise expressly excluded by any other portion of this Lease, all items identified in other paragraphs of this Lease as an Exterior Common Area Operating Expense and the total cost paid or incurred by (or charged to) Landlord for the operation, maintenance, repair, replacement, security and management of the Exterior Common Area, but excluding all items listed in the third paragraph of this Section 12.1, and further excluding any costs allocated to Landlord in this Lease for which Tenant expressly has no responsibility to pay. Subject to such exclusions, Exterior Common Area Operating Expenses shall include, without limitation: the cost of services and utilities supplied to the Exterior Common Area; storm drainage; trash removal services with respect to such Exterior Common Area; electrical lighting for the Exterior Common Area; water for landscaping included within the Exterior Common Area; property and liability insurance covering the Exterior Common Area and any other insurance carried by Landlord pursuant to Paragraph 8 above with respect to the Exterior Common Area; deductibles under such insurance policies maintained by Landlord; cleaning, sweeping, striping, sealing and/or resurfacing of parking and driveway areas; cleaning, maintenance and repair of the Exterior Common Area; cleaning and repairing of sidewalks and curbs; costs related to irrigation systems and Exterior Common Area signs (subject to Paragraph 31 below); fees for licenses and permits required for the operation of the Exterior Common Area; shuttle service; security guards for Exterior Common Area; the cost of complying with Laws, including, without limitation, non-capital maintenance, alterations and repairs required in connection therewith; costs related to landscape maintenance; the cost of contesting the validity or applicability of any governmental enactments which may affect Exterior Common Area Operating Expenses; all additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Exterior Common Area which would be considered a current expense (and not a capital expenditure) pursuant to sound accounting principles; and amortization of costs of the following capital improvements to or capital expenditures regarding the Exterior Common Area (“Exterior Common Area Permitted Capital Costs”): (x) capital improvements required to be constructed in order to comply with any Law (excluding Laws relating to Hazardous Materials) not in effect or applicable to the Exterior Common Area as of the date of this Lease, (y) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Exterior Common Area Operating Expenses, or (z) replacement of capital improvements or building service equipment existing as of the date of the Date of this Lease when required because of normal wear and tear. The cost of (i) capital repair items or Exterior Common Area Permitted Capital Costs, and (ii) resurfacing the parking lot shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two percent (2%) above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item as reasonably determined by Landlord in accordance with sound real estate accounting principles, consistently applied, and such amortization shall be included in Exterior Common Area Operating Expenses from the date of installation or repair until the earlier of the expiration of the useful life of the capital item or Lease Termination.

Notwithstanding anything to the contrary in the definition of Operating Expenses and Exterior Common Area Operating Expenses herein or in any other provision of the Lease, Operating Expenses and Exterior Common Area Operating Expenses shall not under any circumstances include any amounts to the extent expressly excluded from the definition of Taxes and shall not include any of the following: (i) depreciation; (ii) interest and principal payments on mortgages and other debt costs, if any (except to the extent expressly included in the amortization of any Operating Expenses and/or Exterior Common Area Operating Expenses referred to in the two immediate preceding paragraphs); (iii) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds or warranties, and Landlord covenants to use commercially reasonable efforts to recover from the foregoing before charging Tenant; (iv) costs incurred in connection with the sale, financing or refinancing of the Building, including brokerage commissions, consultants’, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes, mortgage taxes and interest charges; (v) fines, interest and penalties incurred due to the late payment, except to the extent such late payment is attributable to any late payment by Tenant hereunder in which event Tenant shall pay 100% of such fines, interest and penalties arising in connection with such late payment by Tenant; (vi) costs incurred in the original construction of the Building, Exterior Common Area or any other part of the Project; (vii) costs or expenses incurred which are connected with any Hazardous Materials located in, on, under or above the Premises, the Building, the Common Areas, the Land and/or the Project or any portion of the foregoing, including the investigation, removal, remediation or clean-up of Hazardous Materials (which shall include installation and maintenance of any measures described in the Closure/Post-Closure Land Use Plan, dated February 19, 2015 and listed under Exhibit H), excepting only such Hazardous Materials, if any, placed, released or discharged on or in the Premises, the Building or any other part of the Project by Tenant or any Tenant Parties in violation of any applicable Laws (for which Tenant shall be 100% responsible and liable); (viii) rental payments made under any ground or underlying lease or leases; (ix) one-time lump sum sewer or water connection fees for the Building payable in connection with the original construction of the Building or any portion thereof; (x) costs incurred for any item to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty and paid by such manufacturer, materialman, vendor or contractor; (xi) the costs of repair, replacement, or restoration work occasioned by any casualty or condemnation (excluding amounts of deductibles under insurance policies maintained by Landlord); (xii) any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building, Common Areas or Exterior Common Area to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (xiii) compensation paid to any employee of Landlord above the grade of Project Manager or Project Engineer, including officers and executives of Landlord; (xiv) the costs of repairs, alterations, general maintenance and other costs necessitated by or arising from the negligence or willful misconduct of Landlord or any Landlord Related Party(ies) or from breach of this Lease by Landlord; (xv) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction; (xvi) personnel costs, marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the future leasing of the Project; (xvii) reserves of any kind; (xviii) any bad debt loss; (xix) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including general corporate overhead and general and administrative expenses (excluding therefrom management fees equal to three percent (3%) of the monthly Base Rent payable by Tenant pursuant to this Lease); (xx) costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue) or any tenant; (xxi) costs of selling, syndicating, financing, refinancing, mortgaging or hypothecating all or any portion of the Landlord's interest in the Project; (xxii) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building, Common Areas or Exterior Common Area unless such wages and benefits are prorated to reflect time spent on operating, maintaining, repairing, replacing, restoring and/or managing the Building, Common Areas or Exterior Common Area, or applicable part thereof, vis-a-vis time spent on matters unrelated to operating, maintaining, repairing, replacing, restoring and/or managing the Building, Common Areas or Exterior Common Area, or applicable part thereof; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project Manager or Project Engineer; (xxiii) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new or existing tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant leasable space in the Building or the Parcel C Building for tenants or other occupants; (xxiv) all items and services for which Tenant or any other tenant in the Project reimburses Landlord (other than as an Operating Expense or Exterior Common Area Operating Expense); (xxiv) electric power costs for which any tenant directly contracts with a public service company; (xxv) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art; (xxvi) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (xxvii) costs arising from Landlord's charitable or political contributions; (xxviii) legal fees and costs concerning the negotiation and preparation of this Lease or any lease in the Project; and (xxix) any costs or expenses whatsoever for or related to the construction, maintenance, repair or replacement of any other existing or future buildings on the Land, including the retail building referred to in Paragraph 2.1(c) above, and any other new building.

In the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis. Upon written request made by Tenant to Landlord (not more than once in any calendar year), Landlord shall supply or make available to Tenant reasonable documentation supporting its allocation to Operating Expenses with each annual reconciliation statement, and Tenant shall have a right to challenge any such allocation pursuant to the provisions of the last paragraph of Paragraph 12.2 below.

The specific examples of Operating Expenses and Exterior Common Area Operating Expenses stated in this Paragraph 12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses and Exterior Common Area Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect. All reasonable costs incurred by Landlord in good faith for the operation, maintenance, repair, security and management of the Building or the Exterior Common Area, as the case may be, shall be deemed conclusively binding on Tenant.

12.2    Payment of Operating Expenses by Tenant. Prior to the Commencement Date, and annually thereafter, Landlord shall deliver to Tenant an estimate of Tenant’s percentage share of Operating Expenses for the succeeding calendar year, with reasonable supporting documentation showing the components of Landlord’s estimate. Tenant’s payment of Tenant’s percentage share of Operating Expenses shall be based upon Landlord’s reasonable estimate of Operating Expenses so delivered and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the

Commencement Date as specified in Paragraph 1.8 and continuing throughout the Lease Term, as the same may be extended. Tenant shall pay to Landlord, as Additional Rent and without deduction or offset, an amount equal to Tenant’s percentage share (stated in Paragraph 1.12 above) of the Operating Expenses. Alternatively, as Landlord may elect at any time or from time to time, Tenant’s percentage share of Operating Expenses (or certain of such Operating Expenses) actually incurred or paid by Landlord but not theretofore billed to Tenant, as invoiced by Landlord shall be payable by Tenant within thirty (30) days after receipt of Landlord’s invoice, but not more often than once each calendar month.

If there is a material change in Operating Expenses after Landlord delivers its annual estimate, Landlord may revise its estimate of Operating Expenses one time per calendar year, by delivering written notice of same, with reasonable supporting documentation evidencing the material changes. From and after the first day of the second full calendar month after Tenant’s receipt of Landlord’s new estimate, the amount of Tenant’s monthly installment for that calendar year shall adjust on a prospective basis only, to reflect the Landlord’s new estimate..

Landlord shall furnish Tenant an annual reconciliation statement on or before April 30 of each calendar year (and a final reconciliation statement within one hundred eighty (180) days after Lease Termination) with reasonable supporting documentation (including documentation supporting any allocation to Tenant of its share of any Project, Common Area or other expenses which are not segregated to the Premises) showing the actual Operating Expenses for the period to which Landlord’s estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon within thirty (30) days after receipt of written demand by Landlord) or credit Tenant’s account for the excess previously paid (provided on Lease Termination such amount shall be paid in cash to Tenant within 180 days after Lease Termination). Notwithstanding anything to the contrary contained in this Lease, within one hundred eighty (180) days after receipt by Tenant of Landlord’s statement of Operating Expenses and supporting documentation prepared pursuant to this Paragraph 12.2 for any prior annual period during the Lease Term, any employee of Tenant or a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) shall have the right to inspect the books of Landlord applicable to Operating Expenses for the year of the statement during normal business hours and upon not less than ten (10) business days’ advance notice, at Landlord’s office or, at Landlord’s option, such other location in Santa Clara County as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. All expenses of such inspection (other than expenses of making the books of Landlord available for inspection, which shall be borne by Landlord without reimbursement from Tenant by way of Operating Expenses or otherwise) shall be borne by Tenant, except as otherwise expressly provided in this paragraph below. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Landlord and Tenant (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days after the inspection by the CPA Firm. If the inspection by the CPA firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Expenses owing by Tenant, or in the event such accounting follows the expiration of the Lease Term, such difference shall be promptly refunded by Landlord to Tenant. If the inspection by the CPA firm reveals an overcharging of Tenant in the aggregate of more than five percent (5%), then Landlord also shall pay or reimburse Tenant for all costs of the inspection, but not to exceed Three Thousand Five Hundred and 00/100 Dollars ($3,500.00). Tenant may not withhold payment of any Operating Expenses pending completion of any inspection or audit of Operating Expenses. Unless Tenant asserts specific errors within one hundred eighty (180) days after receipt of the annual reconciliation statement, such statement shall be deemed correct as between Landlord and Tenant.

13.    Alterations and Improvements.

13.1    In General. Except for painting the interior walls of the Premises, re-carpeting of the carpeted areas of the Premises and minor or decorative alterations to the interior of the Premises which (i) do not impair the integrity of the Building Structure, (ii) do not adversely affect any of the Building Systems serving the Premises or Building, (iii) are not visible from outside of the Building (iv) do not cost in excess of One Hundred Thousand Dollars ($100,000.00) per improvement project or One Million Dollars ($1,000,000.00) during the Term of this Lease, as such Term may be extended and (v) are not Specialty Alterations as defined below (collectively, “Permitted Alterations”), Tenant shall not make, or permit to be made, any alterations, removals, changes, enlargements, improvements or additions, including, without limitation, Specialty Alterations as defined below (collectively “Alterations”) in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and without acquiring and complying with the conditions of all permits, if any, required for such Alterations by any governmental authority having jurisdiction thereof. Landlord acknowledges that Landlord will advise Tenant in writing of (i) its grant or denial of consent for such Alterations, and (ii) whether Landlord will require Tenant to remove any such Alterations (as defined below) and repair any damage caused by such removal, in each case within ten (10) business days after Landlord’s receipt of Tenant’s written notice to Landlord requesting the same. At the time Tenant requests Landlord’s consent to any Alterations, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant’s expense, to remove any such Alterations and repair any damage caused by such removal. If Landlord fails to respond with such ten (10) business day period, then Tenant may deliver a second written notice to Landlord containing the same request as provided above, which second notice shall contain the following provisions in bold, capitalized letters: “IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS FOLLOWING YOUR RECEIPT OF THIS NOTICE, THEN YOU ARE DEEMED TO HAVE CONSENTED TO THE ALTERATIONS DESCRIBED IN THIS NOTICE AND TO HAVE AGREED THAT TENANT IS NOT REQUIRED TO REMOVE SUCH ALTERATIONS DESCRIBED IN THIS NOTICE AT THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.”. In such event of Landlord’s deemed consent, Tenant will not be required to remove at Lease Termination any such Alterations described in Tenant’s second notice to Landlord as provided above. For purposes of this Lease “Specialty Alterations” shall mean any of the following Alterations: (a) safes and vaults; (b) specialized flooring (including raised flooring) and/or labs; (c) conveyors and dumbwaiters; (d) any Alterations which (i) perforate a floor slab in the Premises or a wall that encloses/encapsulates the Building Structure, or (ii) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core); (e) special security equipment, and (f) any other installations, additions, improvements or alterations not typically found in general use office space or requiring over-standard demolition or restoration costs for the removal or restoration thereof. Landlord acknowledges and agrees that the Initial Improvements will include raised flooring, slab penetrations, and lab improvements on the first floor Premises as shown on the plans attached hereto as Exhibit K attached hereto, and that such raised flooring, slab penetrations and lab improvements on the first floor of the Premises shall under no circumstances be considered Specialty Alterations, and that under no circumstances shall Tenant be required to remove any of such raised flooring or lab improvements shown on Exhibit K attached hereto. Tenant shall not be obligated to obtain Landlord’s prior written consent to any Permitted Alterations referred to above, and Permitted Alterations shall not be Specialty Alterations, but such Permitted Alterations shall be subject to all of the other terms and conditions of this Paragraph 13.1 and 13.2 below; it being understood and agreed that if Tenant does not request Landlord’s consent to any Permitted Alteration, then, not later than ninety (90) days prior to the expiration of the Lease Term, as the same may be extended, Landlord shall have the right to require Tenant to remove any such Permitted Alterations designated by Landlord for removal and, in such event, Tenant shall, at its sole cost and expense, prior to the expiration or earlier termination of this Lease, remove from the Premises and Building such Permitted Alteration(s) designated by Landlord for removal and repair any damage to the Premises and/or Building caused by such removal. The term “Alterations” as used in this Paragraph 13 shall also include, without limitation, all heating, lighting, electrical (including all wiring, conduit outlets, drops, buss ducts, main and subpanels), air conditioning and partitioning installed or constructed in the Premises by Tenant regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such reasonable requirements as Landlord reasonably may deem necessary, including without limitation, the manner in which the work is done; a reasonable right of approval of the contractor by whom the work is to be performed; the times during which the work is to be accomplished; the requirement that Tenant post a completion bond in an amount and form reasonably satisfactory to Landlord for Alterations costing in excess of $500,000; and require that Tenant reimburse Landlord, as Additional Rent, for Landlord’s actual and reasonable costs for outside consultants incurred in reviewing any proposed Alteration, whether or not Landlord’s consent is granted, such reimbursement. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, in accordance with the plans and specifications, if any, approved by Landlord and in a manner causing Landlord and Landlord’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. Tenant shall give written notice to Landlord five (5) business days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations, including, without limitation, Permitted Alterations, to the Premises made by Tenant or any of its agents, employees, contractors, subcontractors or other representatives shall be made in accordance with applicable Laws and in a first-class workmanlike manner. In making any such Alterations, Tenant shall, at Tenant’s sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the integrity of the Building Structure or adversely affect any of the Building Systems serving the Building or Premises, without the prior written consent of Landlord (which consent may be give or withheld, in Landlord’s sole and absolute discretion). Landlord agrees not to charge any construction management or supervision fee for any Alterations, including those Alterations which would require Landlord’s consent pursuant to the terms above.

13.2    Removal Upon Lease Termination. Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to remove any of the Initial Improvements (as defined in Exhibit C to this Lease). If Tenant fails to obtain Landlord’s consent (or deemed consent as provided in Paragraph 13.1 above) to any Alterations for which Landlord’s consent is required under this Lease, then, Landlord may elect to have all or a portion of such Alterations that were not consented to (or deemed consented to) by Landlord removed by Tenant at Lease Termination at Tenant’s sole cost (or deemed consent) and Tenant shall, at Tenant’s sole cost, repair all damage to the Project arising from such removal. In the event Tenant fails to remove any such Alterations designated by Landlord for removal, without waiving any or all other rights and remedies available to Landlord for a Default by Tenant, Landlord may remove such Alterations and repair any damage caused by their removal, and may recover from Tenant all costs and expenses actually incurred thereby, together with an amount equal to the fair rental value of the Premises for the period of time after Lease Termination required for Landlord to accomplish such removal and restoration. Tenant’s obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant’s failure to obtain Landlord’s decision, Landlord removes) any such Alterations, all such Alterations (except for moveable furniture, personal property and moveable equipment, and signage and trade fixtures of Tenant, which shall be removed, or caused to be removed, by Tenant at no cost to Landlord), shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

13.3    Landlord’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, Building or Common Area by Landlord shall be a part of the realty and belong to Landlord.

14.    Default and Remedies.

14.1    Events of Default. The terms “Default by Tenant”, “Event of Default” or “Tenant’s Default” as used in this Lease shall mean the occurrence of any of the following events:

(a)    Tenant’s failure to pay when due any Rentals and such failure is not cured within five (5) business days after delivery of written notice from Landlord specifying such failure to pay;

(b)    Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant’s financial reorganization or an arrangement with any of Tenant’s creditors;

(c)    Voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Tenant’s assets or a material portion of the assets used in Tenant’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

(d)    Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

(e)    Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation, limited liability company or a partnership;

(f)    Levy of a writ of attachment or execution on Tenant’s interest under this Lease, if such writ continues for a period of thirty (30) days;

(g)    An assignment of the Lease by Tenant, any sublet by Tenant of the Premises or any portion of the Premises, any other transfer of all or a portion of Tenant’s interest in the Premises or Lease (any of the foregoing being a “Transfer”) or attempted Transfer of this Lease or the Premises by Tenant in violation of the provisions of Paragraph 24 below and such violation is not cured within thirty (30) days after written notice of such violation if given by Landlord to Tenant;

(h)    Failure of Tenant to execute any instruments evidencing subordination of this Lease that Tenant is required to execute pursuant to the terms of Paragraph 20.2 below within the time period set forth in Paragraph 20.2 where such failure is not cured within five (5) business days after written notice of such failure is given by Landlord to Tenant;

(i)    Failure of Tenant to execute any reasonable modification of this Lease required by a financial institution which modification meets the requirements and conditions set forth in Paragraph 20.3 below where such failure is not cured within ten (10) business days after written notice of such failure is given by Landlord to Tenant;

(j)    Failure of Tenant to execute any estoppel certificate or provide financial statements that Tenant is required to execute or provide pursuant to the terms of Paragraph 20.5 below within the applicable time period set forth in Paragraph 20.5 where such failure is not cured within five (5) business days after written notice of such failure is given by Landlord to Tenant;

(k)    Breach by Tenant of any term, covenant, condition, warranty, or provision contained in this Lease (other than those referred to in any other subsection of this Paragraph 14.1) or of any other obligation owing or due to Landlord and such breach is not cured within thirty (30) days after written notice of such breach is given by Landlord to Tenant; provided, however, if a breach under this subparagraph 14.1(k) cannot be reasonably cured within thirty (30) days, then such Default by Tenant shall be deemed to have occurred if Tenant does not commence to cure the breach within the thirty (30) day period or thereafter does not diligently and in good faith prosecute the cure to completion;

(l)    Any other Default by Tenant expressly set forth in Paragraph 5.1, 6.1, 24.4, 30 or 47 of this Lease. For avoidance of doubt, Tenant’s vacation of the Premises while Tenant is not in default of any other provision of this Lease shall not be deemed a Default by Tenant.

14.2    Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively or in the alternative:

14.2.1    Termination. Landlord may terminate this Lease by giving written notice of termination to Tenant, in which event this Lease shall terminate on the date set forth for termination in such notice. In the event Landlord terminates this Lease, Landlord shall have the right to recover from Tenant:

(a)    The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(b)    The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c)    The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

(d)    Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following, subject to the provisions of Paragraph 8.7 above:

(i)    Expenses in retaking possession of the Premises;

(ii)    Expenses for cleaning, repairing or restoring the Premises;

(iii)    Any unamortized real estate brokerage commission paid in connection with this Lease;

(iv)    Expenses for removing, transporting, and storing any of Tenant’s property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

(v)    Expenses of reletting the Premises, including without limitation, brokerage commissions and reasonable attorneys’ fees;

(vi)    Reasonable attorneys’ fees and court costs; and

(vii)    Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).

(e)    The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

14.2.2    Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce, subject to Paragraph 8.7 above, all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord’s rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above.

No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant.

15.    Damage or Destruction.

15.1    Definition of Terms. For the purposes of this Lease, the term: (a) “Insured Casualty” means damage to or destruction of the Premises from a cause actually insured against, or required by this Lease to be insured against, for which the insurance proceeds paid or made available to Landlord, when added to the amount of Landlord’s deductible under its casualty or property insurance policies covering such damage to or destruction of the Premises, are sufficient to rebuild or restore the damage to the Premises and the Building under then existing building codes to the condition existing immediately prior to the damage or destruction; and (b) “Uninsured Casualty” means damage to or destruction of the Premises from a cause (i) not actually insured against and not required by this Lease to be insured against, or (ii) from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord, together with the amount of Landlord’s deductible applicable to such damage or destruction, are for any reason insufficient to rebuild or restore the damage to the Premises and Building under then-existing building codes to the condition existing immediately prior to the damage or destruction, or (iii) from a cause actually insured against, but for which the insurance proceeds are not paid or made available to Landlord within ninety (90) days of the event of damage or destruction, even though Landlord maintained the insurance required by this Lease, but only so long as Landlord has used commercially reasonable efforts to compel the insurance proceeds to be made available.

15.2    Insured Casualty.

15.2.1    Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than thirty-three and one-third percent (33 and 1/3%) of the then full replacement cost of the Building, Landlord shall rebuild or restore the Premises and the Building to the condition existing immediately prior to the damage or destruction, promptly following receipt of all required governmental permits and approvals, and with all due diligence, provided that there exist no governmental codes or regulations that would prevent Landlord’s ability to so rebuild or restore (and if there exists any governmental codes or regulations that would prevent altogether Landlord’s ability to rebuild or restore, Landlord shall notify Tenant of the same promptly in writing, and Landlord shall have the right to terminate this Lease by written notice to Tenant within sixty (60) days after the event of damage or destruction).

15.2.2    Landlord’s Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than thirty-three and one-third percent (33 and 1/3%) of the then full replacement cost of the Building, Landlord shall promptly inform Tenant of such fact in writing. In such case, Landlord may, at its option and at its sole discretion, rebuild or restore the Building and Premises to the condition existing immediately prior to the damage or destruction (which, if so elected, shall be performed promptly following receipt of all required governmental permits and approvals and with all due diligence), or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord’s election to either rebuild or restore the Premises or terminate this Lease. Notwithstanding the foregoing to the contrary, Landlord shall not have the right to terminate this Lease pursuant to this subparagraph if Landlord failed to carry the insurance required by Section 8.1 of this Lease. Notwithstanding anything to the contrary contained in this Lease, if Landlord carried the required insurance by this Lease but elects to terminate this Lease pursuant to this subparagraph due to lack of funds, Tenant shall have the right, at Tenant’s sole election, to contribute any shortfall, in which case Landlord’s election to terminate shall be of no further force or effect and Landlord shall rebuild or restore the Premises and the Building pursuant to the provisions of this Article 15. If Landlord is obligated to rebuild or restore the Premises and Building pursuant to the terms of the immediately preceding sentence, then, as a condition precedent to such obligation, Tenant shall contribute to Landlord in cash the shortfall in funds prior to the date that Landlord notifies Tenant that Landlord is ready to commence, or cause to be commenced, the rebuilding or restoration of the Premises. Such notice by Landlord to Tenant shall be given to Tenant at least thirty (30) days prior to the date that Landlord intends to commence, or cause to be commenced, the rebuilding or restoration of the Premises.

15.2.3    Continuance of Lease.

If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration, and then current Rentals shall be proportionately abated as provided in Paragraph 15.7 below.

15.3    Uninsured Casualty. In the event of an Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises and Building as soon as reasonably possible at Landlord’s expense to the condition existing immediately prior to the damage or destruction (which, if so elected, shall be performed promptly following receipt of all required governmental permits and approvals and with all due diligence), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord’s election to terminate this Lease as of the date of the event of damage or destruction. If such Uninsured Casualty was caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties, then Tenant shall be liable to Landlord therefor to the extent the cost of repair or restoration of such damage or destruction is not covered by insurance proceeds payable to Landlord.

15.4    Tenant’s Election. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord’s architect or general contractor, the restoration of the Premises cannot be substantially completed within three hundred (300) days after the event of damage or destruction. Unless Landlord provides Tenant with notice of termination under Paragraphs 15.2, 15.3, 15.5, or 15.10 hereof, Landlord shall provide Tenant with written notice within sixty (60) days after the event of damage or destruction of the estimated restoration period (including whether, in the reasonable opinion of Landlord’s architect or general contractor, the restoration of the Premises can be substantially completed within said three hundred (300) day period). Tenant’s election to terminate under this Paragraph 15.4 shall be made by written notice to Landlord within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) business day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said 12-month period, provided that Landlord is proceeding with due diligence to rebuild or restore the Premises. If Tenant delivers said termination notice within said ten (10) business day period, this Lease shall terminate as of the date of the event of damage or destruction.

15.5    Damage or Destruction Near End of Lease Term. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are damaged or destroyed in whole or in part from any cause during the last twelve (12) months of the Lease Term and cannot reasonably be restored within sixty (60) days, Landlord (or Tenant provided such damage or destruction was not caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties) may, at its option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other of its election to do so within thirty (30) days after the event of such damage or destruction.

15.6    Termination of Lease. If the Lease is terminated pursuant to this Paragraph 15, the current Rentals (including Operating Expenses) shall be proportionately reduced during the period following the event of damage or destruction until the termination date, based upon the extent to which the damage or destruction renders the Premises unsuitable for the operation of Tenant’s business (as reasonably determined by Landlord and Tenant in good faith) and Tenant and Tenant Related Parties are not using such unsuitable area.

15.7    Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then current Rentals (including Operating Expenses) shall be proportionately reduced from the date of such damage or destruction to the Premises, or applicable part thereof, until such damage is fully restored, based upon the extent to which the damage or destruction renders the Premises unsuitable for the operation of Tenant’s business (as reasonably determined by Landlord and Tenant) and Tenant and Tenant Related Parties are not using such unsuitable area.

15.8    Liability for Personal Property. Except to the extent arising out of the gross negligence or willful misconduct of Landlord or that of its agents, employees or contractors (and then subject to the provisions of Paragraph 8.6 above), in no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations (including, without limitation, Permitted Alterations) to the Premises made by Tenant or any Tenant Related Parties at the expense of Tenant or any Tenant Related Parties (or through an allowance provided by Landlord), or any of Tenant’s trade fixtures, office equipment, merchandise, office furniture, or any other personal property installed by Tenant (or any Tenant Related Parties). The provisions of the immediately preceding sentence shall not apply to the Initial Improvements constructed or caused to be constructed by Tenant pursuant to the terms of the Improvement Agreement attached hereto as Exhibit C. If Landlord or Tenant does not elect to terminate this Lease pursuant to this Paragraph 15, then following Landlord’s substantial completion of the Landlord’s restoration work under this Paragraph 15, Tenant may, at its sole option, rebuild such pre-existing or new Alterations (including, without limitation, Permitted Alterations) to the Premises which it desires, provided that Tenant shall have no obligation to build any Alterations after damage or destruction. The immediately preceding sentence shall not apply to the Interior Improvements. Any Alterations that Tenant decides to make following damage or destruction shall be made in accordance with the provisions of Paragraph 13.1.

15.9    Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

15.10    Damage or Destruction to the Building. The foregoing notwithstanding, in the event the Building is damaged or destroyed to the extent of more than thirty-three and one-third percent (33 1/3%) of the then replacement cost thereof, Landlord may elect to terminate this Lease. Landlord shall notify Tenant of its election to terminate under this Paragraph 15.10 within sixty (60) days of the event of such damage or destruction.

15.11    Damage or Destruction of Fitness Center. If, due to a casualty, there is damage to or destruction of the Fitness Center in the building located at 4353 North First Street in San Jose and Landlord elects not to rebuild the Fitness Center, or does not rebuild the Fitness Center within three hundred (300) days following receipt of a building permit for the Fitness Center, then Tenant shall have a right to terminate this Lease unless, within such three hundred (300) day period, Landlord makes available to Tenant for its employees’ use a similar Fitness Center elsewhere in the Project.

16.    Condemnation.

16.1    Definition of Terms. For the purposes of this Lease, the term: (a)  “Taking” means a taking of the Premises, Common Area, or Building or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b)  “Total Taking” means the Taking of the entire Premises or so much of the Premises, Building or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than twenty percent (20%) of the Premises or fifty percent (50%) of the Building and the Common Area be considered a Total Taking; (c)  “Partial Taking” means the Taking of twenty percent (20%) or less of the Premises, Building or Common Area for six (6) months or less; (d)  “Date of Taking” means the date upon which the title to the Premises, Building or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e)  “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

16.2    Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

16.3    Total Taking. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and in the leasehold estate of Tenant (and the rights of Tenant in and to the Premises and right to use the Common Area) shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Base Rent that has not then been applied; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 16.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and Alterations installed by Tenant to the extent paid for by Tenant.

16.4    Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and in the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Base Rent shall be an amount equal to the product obtained by multiplying the then current Base Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking. Nothing contained in this Paragraph 16.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant. Notwithstanding anything to the contrary contained in this Lease, if twenty percent (20%) or more of the Premises is taken by any agency, authority, public utility, person or corporate entity empowered to condemn property for more than six (6) months, Tenant shall have the right to terminate this Lease.

17.    Liens.

17.1    Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, any Tenant Related Parties, or any contractor employed by Tenant (or any Tenant Related Party) with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Project free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to, Tenant or any Tenant Related Parties or any contractor employed by Tenant with respect to the Premises (with the exception of the Initial Improvements which shall not be covered by this indemnity, defense and hold harmless but shall be covered by the provisions of Paragraph 7 of the Improvement Agreement attached hereto as Exhibit C); provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, protect or hold harmless the Landlord for any claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Party or caused by a Landlord default under this Lease. Tenant’s obligations under the immediately preceding sentence shall survive Lease Termination. Landlord shall have the right, at all times, to post and keep posted on the Premises, as the case may be, any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises, Building, Common Area, and Land, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including without limitation a notice of non-responsibility.

17.2    Notice of Lien; Bond. Should any claims of lien be filed against, or any action filed to assert a claim of lien be commenced affecting the Premises, Tenant’s interest in the Premises or any other portion of the Project, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the date Tenant becomes aware of the imposition of any such lien arising from or in connection with labor or services performed for, or materials used by or furnished to, Tenant, any Tenant Related Parties or any of Tenant’s invitees or any contractor employed by Tenant with respect to the Premises, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees and costs, shall be payable to Landlord by Tenant as Additional Rent within thirty (30) days after receipt of written demand.

18.    Landlord’s Right of Access to Premises. Landlord reserves and shall have the right and Tenant shall permit (and cause all Tenant Related Parties to permit) Landlord and Landlord’s agents and employees and designated consultants, contractors and other representatives to enter the Premises (except for Secure Areas, as defined below, except in the event of an emergency or if required by applicable Law or court order) at any reasonable time during normal business hours with not less than seventy-two (72) hours prior notice (except in the event of an emergency or in connection with the performance of any of Landlord’s maintenance and repair obligations under this Lease) and subject to Tenant’s standard security protocols (which may include identity check, badging and prohibition on entry of competitors) for the purpose of (i) inspecting the Premises, (ii) performing Landlord’s maintenance and repair responsibilities set forth herein, (iii) posting notices of non-responsibility, (iv)  protecting the Premises in the event of an emergency and (v) exhibiting the Premises to prospective purchasers or lenders at any reasonable time (or to prospective tenants during the last nine (9) months of the Lease Term). In connection with any such entry, Tenant shall have the right to have a Tenant representative accompany Landlord and/or Landlord Related Parties and Landlord shall exercise commercially reasonable efforts to minimize, to the extent practicable under the circumstances, interference with or disruption with the business operations of Tenant in the Premises. In the event of an emergency (which shall mean imminent risk of injury to persons or property), Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or any Landlord Related Parties in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s or Landlord’s agents’ entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease. Except in the event of an emergency or if required by applicable Law or court order, Landlord and Landlord Related Parties shall have no right to enter the entire first floor of the Premises and all labs and key production rooms (collectively, the “Secured Areas”). Anything in this Lease to the contrary notwithstanding, Landlord and Tenant agree that (i) Landlord shall have no obligation to maintain or repair any portion of the Secured Areas including, without limitation, any HVAC system or equipment or fire life safety system or equipment located in any of the Secured Areas; it being understood and agreed that Tenant, at its sole cost and expense, shall maintain, repair and replace, if necessary, any and all HVAC system or equipment and/or fire life safety system or equipment located in any of the Secured Areas and comply with all applicable Laws with respect to the such maintenance, repair and replacement, as applicable.

19.    Landlord’s Right to Perform Tenant’s Covenants. Except as otherwise expressly provided herein, if a Tenant Default exists and is continuing under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, and on not less than three (3) days’ advance written notice to Tenant, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay reasonable expenses and if reasonable, employ counsel. All reasonable sums so paid by Landlord and all penalties, interest and reasonable costs in connection therewith shall be due and payable by Tenant as Additional Rent within thirty (30) days after receipt of written demand.

20.    Lender Requirements.

20.1    Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements,

modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises, Building or Land, or Landlord’s interest or estate therein without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided that no such subordination shall be effective unless and until each such mortgagee or beneficiary under any future mortgage or deed of trust provides to Tenant a written and enforceable subordination, non-disturbance and attornment agreement under which each such mortgagee or beneficiary agrees in writing (in a commercially reasonable form) that it shall recognize the tenancy under this Lease in accordance with its terms (including options to extend) and that this Lease shall not be terminated or modified in any material way in the event of any foreclosure or deed in lieu of foreclosure so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

20.2    Subordination Agreements. Tenant shall execute and deliver, without charge therefor, such further commercially reasonable subordination, non-disturbance and attornment agreements evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises, Building or Land as may be reasonably required by Landlord within ten (10) business days following Landlord’s request therefor; but only if such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing in said subordination, non-disturbance and attornment agreement (in a commercially reasonable form) that it shall recognize the tenancy under this Lease in accordance with its terms (including options to extend) and that this Lease shall not be terminated or modified in any material way in the event of any foreclosure or deed in lieu of foreclosure so long as Tenant is not in default under this Lease beyond applicable notice and cure periods. Prior to or at execution of this Lease, Landlord shall cause its existing lender holding a security interest in the Building and Land to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) in a commercially reasonable form signed by Landlord’s existing lender holding a security interest in the Building. Promptly following presentation of such SNDA to Tenant, Tenant shall execute the same and return such signed SNDA to Landlord or its lender.

20.3    Approval by Lenders. Tenant recognizes that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a new or subsequent deed of trust or mortgage affecting the Premises, Building or Land. If the financial institution should require, as a condition to such financing, any reasonable modifications of this Lease in order to protect its security interest in the Premises including without limitation, modification of the provisions relating to damage to and/or condemnation of the Premises, Tenant agrees to negotiate in good faith with Landlord and such financial institution regarding mutually acceptable modifications and execute the appropriate amendments; provided, however, that no modification shall change the size, location or dimension of the Premises, or shall increase the Rentals payable by Tenant hereunder or shall, in any material respect, otherwise increase Tenant’s obligations under this Lease or reduce Tenant’s rights or Landlord’s obligations under this Lease.

20.4    Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Building or Land, Tenant shall attorn to such foreclosing lender or such purchaser upon any such foreclosure or sale and recognize such foreclosing lender or purchaser as the Landlord under this Lease.

20.5    Estoppel Certificates and Financial Statements.

(a)    Delivery by Tenant. Tenant shall, within ten (10) business days following written request by Landlord therefor and without charge, execute and deliver to Landlord any and all estoppel certificates reasonably requested by Landlord in connection with the sale or financing of the Premises, Building or Land, or requested by any lender making a loan affecting the Premises, Building or Land, or applicable part thereof. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned (or, if assigned, disclosing the same), (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, Building or Land, or applicable part thereof, or a purchaser of the Premises, Building or Land, or applicable part thereof, from Landlord, (v) certify to Tenant’s knowledge (after reasonable inquiry and investigation) that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, or if substantial completion has not occurred with respect to all or any portion of such improvements, specify which improvements have not been substantially completed, and (vi) certify such other matters relating to the Lease, the Premises and/or Common Area as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Land, or applicable part thereof, from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, Building or Land.

(b)    Financial Statements. The provisions of this Section 20.5(b) shall not apply to Tenant so long as it is a publicly traded company on the New York Stock Exchange, the NASDAQ Stock Exchange, or on any other US stock exchange which requires public reporting of its financial condition. Within thirty (30) days after Landlord’s written request therefor (but in no event more often than quarterly during each calendar year unless Tenant is in default hereunder beyond applicable notice and cure periods, or Landlord is selling or refinancing the Building or Project), Tenant shall furnish to Landlord copies of Tenant’s most recent audited or certified (but unaudited) annual financial statements (in connection with the delivery of certified unaudited financial statements, the certification shall be made by an authorized representative of Tenant who is most knowledgeable concerning the financial condition of Tenant). Such financial statements of Tenant shall include an opinion of a certified public accountant (if available) and a balance sheet and profit and loss statement for the most recent year, or a reasonable substitute for the form of such financial information, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall treat such financial statements and the information therein as confidential and shall not disclose the same, including, without limitation, any information contained therein (collectively, “Confidential Information”) to anyone other than persons within Landlord’s and/or its affiliates’ or property manager’s organization or advisors, prospective purchasers or lenders or prospective lenders who have a need to know in the course of the performance of their duties analyzing or evaluating the Confidential Information, and Landlord shall request that persons in its organization or advisors, purchasers or lenders to keep same in strict confidence. This paragraph does not apply to Confidential Information that (i) was in the public domain at the time of communication to Landlord; (ii) becomes known to Landlord through disclosure by sources other than Tenant having the legal right to disclose such Confidential Information; (iii) is independently acquired or developed by Landlord; or (iv) is required to be disclosed by Landlord or Tenant to comply with applicable laws or regulations (including, without limitation, pursuant to a subpoena or SEC regulations); provided that Landlord provides prior written notice to Tenant and takes reasonable actions to minimize the extent of disclosure. Landlord’s obligations under this Paragraph 20.5(b) shall survive expiration or earlier termination of the Lease.

(c)    Nondelivery by Tenant. Tenant’s failure to deliver an estoppel certificate as required pursuant to Paragraph 20.5(a) above shall, in addition to Landlord’s other rights and remedies for such failure, be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord and has not been assigned, (ii) there are now no uncured defaults in Landlord’s performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease, and (iv) Tenant has accepted possession of the Premises.

21.    Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant (or any Tenant Related Parties) after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. If Tenant holds over after termination of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance only. Tenant agrees that the reasonable value of the use of the Premises during any such holding over without consent shall be one hundred twenty-five percent (150%) of the monthly Base Rent in effect upon the date of such termination (without regard to any abatement of such monthly Base Rent and prorated on a daily basis) and Tenant shall continue to pay during such holdover period all Additional Rent payable by Tenant in effect upon the date of such termination (prorated on a daily basis). Acceptance by Landlord of rent after such termination shall not constitute a hold over hereunder or result in a renewal. If Tenant remains in possession of the Premises after Lease Termination and Landlord has provided at least thirty (30) days advance written notice to Tenant that Landlord has entered into a new lease with a new tenant covering the Premises, or applicable part thereof, then and only then, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant’s failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based on delay in the availability of the Premises; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify Landlord for any loss, damage, expense, claim or liability to the extent caused by the negligence or willful misconduct of Landlord or its respective employees, contractors or agents. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Lease.

22.    Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery or by nationally recognized overnight courier service such as UPS or FedEx or mailing. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered (including delivery by nationally recognized overnight courier), or if mailed, when three (3) business days have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the receiving party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.14 above.

23.    Attorneys’ Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity, defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including reasonable attorneys’ fees and costs for appeal, as may be fixed by the court or jury.

Notwithstanding anything to the contrary contained in this Lease, “prevailing party” as used in this paragraph shall include the party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

24.    Assignment, Subletting and Hypothecation.

24.1    In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant’s employees (and visitors or customers of Tenant who may come to visit or meet with Tenant on a short term basis on an applicable given day or days, but not greater than five (5) consecutive business days), except as specifically provided in this Paragraph 24.

24.2    Voluntary Assignment and Subletting.

(a)    Notice to Landlord. Tenant shall, by written notice, advise Landlord of Tenant’s desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant’s notice referred to immediately above shall state the name and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be requested by Landlord within fifteen (15) days of Landlord’s receipt of Tenant’s written notice referred to above, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease.

(b)    Intentionally Omitted.

(c)    Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment or subletting by Tenant on the terms and conditions specified in Tenant’s notice referred to above. Landlord shall reasonably approve or disapprove any assignment or subletting proposed by Tenant for which Landlord’s approval is required hereunder within ten (10) days following Landlord’s receipt of Tenant’s notice of proposed assignment or subletting and receipt of the information referred to in Paragraph 24.2(a) above. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in default beyond applicable notice and cure periods, at the time of the giving of Tenant’s notice or on the effective date of any assignment or sublease, or where the net worth of the proposed assignee (according to generally accepted accounting principles) is not, in Landlord’s reasonable business judgment, sufficient to permit the proposed assignee to perform Tenant’s remaining obligations under this Lease, such withholding of consent shall be presumptively reasonable. Fifty percent (50%) of any and all rent paid by an assignee or subtenant in excess of the Rentals to be paid under this Lease (prorated in the event of a sublease of less than the entire Premises), after Tenant’s full recovery from the excess Rentals of (i) tenant improvement costs paid by Tenant in order to obtain the Lease assignment or subletting in question, (ii) all reasonable brokerage commissions paid by Tenant to third parties not affiliated with Tenant in order to obtain the Lease assignment or subletting in question, and (iii) all reasonable attorneys’ fees incurred by Tenant in connection with obtaining the Lease assignment or subletting in question (referred to herein as the “Transfer Premium”) shall be paid by Tenant to Landlord, as Additional Rent, if and when received from the assignee or sublessee (and if not paid by the sublessee or assignee, Tenant shall have no liability to pay such amounts to Landlord. For the purposes of this Paragraph 24, the term “rent” shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant’s assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord’s consent (where Landlord’s consent was required under the terms of this Paragraph 24) shall be voidable at Landlord’s option, and shall constitute a default by Tenant, subject to applicable notice and cure periods. Landlord’s consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord’s consent to an assignment or sublease shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant for the obligations under this Lease as they exist as of the date of the sublease or assignment (and without regard to any amendments to this Lease entered into between Landlord and such assignee unless consented to in writing by Tenant).

(d)    Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant’s covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form reasonably approved by Landlord and Tenant. Landlord’s consent to any assignment or sublease shall be evidenced by Landlord’s signature on said assignment and assumption agreement or on said sublease or by a commercially reasonable separate written consent prepared by Landlord and reasonably acceptable to Tenant and to be executed by Tenant and the applicable assignee or sublessee. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in Tenant’s notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.

24.3    Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant’s obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord’s own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, toward Tenant’s obligations under this Lease. Landlord’s collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants. In the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord’s sole discretion.

24.4    Corporations and Partnerships. If Tenant is a corporation or limited liability company, then, except as otherwise expressly provided in the immediately following paragraph, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock or membership interests of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. If Tenant is a partnership, then, except as otherwise expressly provided in the immediately following paragraph, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock, membership interests or assets of a corporate or limited liability company tenant or dissolution, merger, consolidation or other reorganization of a corporate or limited liability company without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.

Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent (but with notice to Landlord), may from time to time sublet all or any portion of the Premises or assign this Lease to (i) a subsidiary, affiliate or entity controlled by, which controls or is under common control with Tenant; (ii) a successor entity related to Tenant by merger, consolidation, non‑bankruptcy reorganization or government action; or (iii) a purchaser of all or substantially all of Tenant’s assets, provided that in connection with any assignment or subletting to a successor entity or purchaser pursuant to clause (ii) or (iii) immediately above, the successor or Tenant following such purchase of all or substantially all of Tenant’s assets has a net worth which, in Landlord’s reasonable business judgment, is sufficient to permit the proposed assignee to perform Tenant’s remaining obligations under this Lease (each, a “Permitted Transferee”). Any such assignment or subletting pursuant to clause (i), (ii) or (iii) immediately above (each a “Permitted Transfer”) shall be made in good faith by Tenant and not as a subterfuge to reduce the credit of the Tenant hereunder. "Control," as used in this paragraph, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or any similar US stock exchange, or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord's consent. Any right of Landlord to receive a Transfer Premium shall not apply to a Permitted Transfer.

Notwithstanding that a Transfer is made to a Permitted Transferee, Tenant shall not be released from any of its obligations under this Lease and a Permitted Transferee to whom this Lease is assigned shall be required to assume all of Tenant’s obligations hereunder as a condition to such transfer being permitted without Landlord’s prior written consent. A Transfer to a Permitted Transferee shall not be subject to the provisions of Paragraph 24.2 above.

24.5    Reasonable Provisions. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

24.6    Attorneys’ Fees. For reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord’s consent is granted, Tenant shall pay, as Additional Rent, Landlord’s reasonable attorneys’ fees provided that such attorneys’ fees do not exceed $2,500.00 per request for consent.

24.7    Involuntary Transfer. No interest of Tenant in this Lease shall be assignable involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

(a)    If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b)    Levy of a writ of attachment or execution on this Lease;

(c)    Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

(d)    Foreclosure of any lien affecting Tenant’s interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.8.

An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed. Notwithstanding anything to the contrary contained in this Lease, in the event of a conflict between the provisions of this Paragraph 24.7 and applicable federal or state bankruptcy law, applicable federal or state bankruptcy law shall control.

24.8    Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant’s interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

24.9    Binding on Successors.. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.
25.    Successors. Subject to the provisions of Paragraph 24 above and Paragraph 30.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

26.    Landlord Default; Mortgagee Protection. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced such cure within such thirty (30) day period or fails to diligently prosecute the cure to completion. Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of Landlord’s interest in the Project and the rental, insurance and condemnation proceeds therefrom (whether by Landlord or by execution of judgment). In the event of any breach or default of this Lease by Landlord, Tenant shall not have any recourse against any of Landlord’s members, manager, officers, directors, shareholders, or partners with respect to such breach and under no circumstances shall Landlord be liable to Tenant for any claim of consequential damages, including, without limitation, lost profits, loss of income or loss of business. In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail or nationally recognized overnight courier to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises, Building or Land whose address shall have been furnished to Tenant and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

27.    Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

28.    Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

29.    Waiver. The waiver by a party hereto of any breach of any term, covenant or condition herein contained (or the acceptance by a party of any performance by the other party after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by such party in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord’s reasonable discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant’s interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of a party’s right to demand performance by the other party in strict accordance with the terms of this Lease.

30.    General.

30.1    Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

30.2    Definitions.

(a)    Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 30.2(a), be binding upon each Landlord and such Landlord’s heirs, personal representatives, successors and assigns only during its respective period of ownership.

(b)    Agents. For purposes of this Lease and without otherwise affecting the definition of the word “agent” or the meaning of an “agency,” the term “agents” shall be deemed to include the agents and employees of Landlord or Tenant, as the case may be.

(c)    Interpretation of Terms. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. The word “including” as used herein shall mean in all instances, “including without limitation”.

30.3    Counterparts; Facsimile Signatures. This Lease may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures, and the parties agree to be bound thereby.

30.4    Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time.

30.5    Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. In the event any provision of this Lease is invalid, illegal or unenforceable under applicable law, the parties shall use their respective best endeavors to negotiate and agree a substitute provision which is valid, legal and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, illegal or unenforceable term, condition, stipulation, provision, covenant or undertaking. In the event Tenant’s obligation to pay any Rentals hereunder is determined to be unenforceable, this Lease at the option of Landlord shall terminate.

30.6    Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

30.7    Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property

30.8    Construction of Lease Provisions. Although the provisions of this Lease were prepared by Landlord, the doctrine or rule of construction that ambiguities in this Lease shall be construed against the party drafting the same shall not be employed in connection with this Lease and this Lease shall be construed in accordance with the general tenor of the language to reach a fair and equitable result. Any and all obligations (including payment obligations) which are logically to be performed after any termination or expiration of this Lease shall automatically survive such termination or expiration, without need of language so stating, and despite that some such obligations are specifically stated to survive.

30.9    Financial Statements. Tenant represents and warrants that the financial statements of Tenant provided to Landlord prior to the execution of this Lease, if applicable, are true, correct and complete in all respects, as of the respective dates of and for the periods referred to in said financial statements. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant’s warranty as to such financial statements shall constitute a Default by Tenant.

31.    Signs. Landlord shall install, or has installed, and shall maintain, an electronic directory in the Building lobby. Such electronic directory shall include the name of Tenant. Landlord shall, at its sole cost and expense, exercise commercially reasonable efforts to obtain approval from the City of San Jose for the construction or installation of (i) a monument sign on the Land at a location to be determined by Landlord and reasonably acceptable to Tenant, and (ii) an illuminated pylon sign on a portion of the Land in a location to be determined by Landlord and reasonably acceptable to Tenant. If Landlord is successful in obtaining approval of such monument sign, Landlord, at Landlord’s expense (not chargeable to Tenant or the Improvement Allowance or as Operating Expenses) shall install the monument sign structure and Tenant shall have the right, at its sole cost and expense, to have the name or tradename of Tenant installed on a panel on such monument sign during the Lease Term. If Landlord is successful in obtaining approval of such illuminated pylon sign referred to above, and Landlord, in its sole and absolute discretion, elects to install such illuminated pylon sign, then Landlord, at Landlord’s expense (not chargeable to Tenant or the Improvement Allowance) shall install the pylon sign structure and Tenant’s name or tradename shall run periodically on such electronic pylon sign at no additional cost to Tenant. All of the signage referred to in clauses (i) and (ii) above, including, without limitation, the location of such signage, shall be subject to the approval of the City of San Jose. Tenant also shall be allowed during the Lease Term, including, without limitation, any extended or renewal term, subject to prior approval of the City of San Jose and satisfaction of all City of San Jose sign requirements, to install, at Tenant’s sole cost and expenses, exterior Building signage on one side of the Building in a location approved by the City of San Jose and reasonably approved by Landlord. Such exterior Building signage shall be non-exclusive, as other prospective tenants of portions of the Building also may be granted exterior Building signage rights by Landlord. The design of all of Tenant’s signage will be subject to Landlord’s reasonable approval; Landlord hereby pre-approves the design of the signage depicted in Exhibit I attached hereto and incorporated herein by this reference. Except as expressly permitted pursuant to the terms of this Paragraph 31, Tenant shall not place or permit to be placed any sign or decoration on the Land or on the exterior of the Building, without the prior written consent of Landlord, which consent may be given or withheld by Landlord in its sole discretion. Tenant may place “for lease” signs in connection with efforts to assign or sublease the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided that all such signs shall be removed by Tenant, at Tenant’s cost, on or prior to Lease Termination. In no event shall any such sign revolve, rotate, move or create the illusion of revolving, rotating or moving or be internally illuminated and there shall be no exterior spotlighting or other illumination on any such sign. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant’s signs that are visible from the exterior of the Building or Premises (other than normal office interior signage) or signs and decorations that Tenant has placed or permitted to be placed on the Land or the exterior of the Building without the prior written consent of Landlord. If Tenant fails to so remove such sign or decoration within five (5) business days after Landlord’s written notice, Landlord may enter upon the Premises, the Building and/or the Project, or applicable part thereof, and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent within thirty (30) days after receipt of written demand, the cost of such removal. All signs placed on the Premises, Building or Land by Tenant shall comply with all recorded documents affecting the Premises, Building or Land, as the case may be, including but not limited to any declaration of conditions, covenants and restrictions; and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. Tenant shall at Lease Termination remove any sign which it has placed on the Premises, Land or the Building, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.

32.    Intentionally Omitted.

33.    Landlord Not a Trustee. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease. Landlord shall not be required to keep any such funds separate from Landlord’s general funds or segregated from any funds paid to Landlord by (or held by Landlord for) other tenants of the Building.. Any funds held by Landlord pursuant to this Lease shall not bear interest.

34.    Interest. Any payment due from Tenant to Landlord which is not paid when due shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or the maximum rate permitted by law, whichever is less. In addition, Tenant shall pay all costs and reasonable attorneys’ fees incurred by Landlord in the collection of such amounts.

35.    Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good order, condition and repair and otherwise in the condition that Tenant is required to maintain the same pursuant to the express terms of this Lease, ordinary wear and tear, acts of God, casualty damage (subject to the second sentence of Paragraph 15.3 above), condemnation, Specialty Alterations and other Alterations with respect to which Landlord has not reserved the right to require removal and Landlord’s maintenance, repair, replacement and restoration obligations excepted. Tenant shall remove, or cause to be removed, all of Tenant’s personal property, furniture, furnishings and trade fixtures from the Premises, including, without limitation, all voice and/or data transmission cabling, and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Project caused by any such removal. If the Premises are not so surrendered at Lease Termination, then, in addition to all other rights and remedies of Landlord, Landlord may cause the removal and/or make any repairs, and the cost to Landlord shall be deemed Additional Rent payable by Tenant to Landlord within thirty (30) days after receipt of written demand made by Landlord to Tenant. The provisions of this paragraph shall survive Lease Termination.

36.    Labor Disputes. In the event Tenant shall in any manner be involved in or be the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage or other concerted activity which in the reasonable opinion of Landlord is detrimental to the operation of the Project or its tenants, Landlord shall have the right to require Tenant, at Tenant’s own expense and within a reasonable period of time, to use Tenant’s commercially reasonable good faith efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project. Nothing contained in this Paragraph 36 shall be construed as placing Landlord in an employer/employee relationship with any of Tenant’s employees or with any other employees who may be involved in such labor dispute.

37.    No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

38.    Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Project or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

39.    Submission of Lease. Submission of this instrument for Tenant’s examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed and delivered by both Landlord and Tenant.

40.    Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease.

41.    Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation, limited liability company or partnership, Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, or on behalf of said limited liability company in accordance with a duly adopted resolution of the managing member or members of the limited liability company, or on behalf of said partnership in accordance with the partnership agreement of such partnership, and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, and this Lease is not executed by two corporate officers, Tenant shall upon execution of this Lease, deliver to Landlord evidence of the authority of the individual executing this Lease on behalf of Tenant to execute this Lease on behalf of Tenant. In the event Tenant should fail to deliver such evidence to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such evidence, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such evidence to Landlord. If Tenant is a corporation, Tenant warrants that: (a) Tenant is a valid and existing corporation; (b) Tenant is qualified to do business in California; (c) all fees and all franchise and corporate taxes are paid to date, and will be paid when due; (d) all required forms and reports will be filed when due; and (e) the signers of this Lease are properly authorized to execute this Lease.

If Landlord is a corporation, limited liability company or partnership, Landlord represents and warrants to Tenant that each individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, or on behalf of said limited liability company in accordance with a duly adopted resolution of the managing member or members of the limited liability company, or on behalf of said partnership in accordance with the partnership agreement of such partnership, and that this Lease is binding upon Landlord in accordance with its terms. If Landlord is a corporation, and this Lease is not executed by two corporate officers, Landlord shall upon execution of this Lease, deliver to Tenant evidence of the authority of the individual executing this Lease on behalf of Landlord to execute this Lease on behalf of Landlord. In the event Landlord should fail to deliver such evidence to Tenant upon execution of this Lease, Tenant shall not be deemed to have waived its right to require delivery of such evidence, and at any time during the Lease Term Tenant may request Landlord to deliver the same, and Landlord agrees it shall thereafter promptly deliver such evidence to Tenant. If Landlord is a corporation, Landlord warrants that: (a) Landlord is a valid and existing corporation; (b) Landlord is qualified to do business in California; (c) all fees and all franchise and corporate taxes are paid to date, and will be paid when due; (d) all required forms and reports will be filed when due; and (e) the signers of this Lease are properly authorized to execute this Lease.

42.    Brokerage Commissions. Each party hereto represents and warrants to the other that it has not retained or worked with any broker or finder other than Newmark Cornish & Carey (“Newmark”), representing the Landlord, and Savills, Inc. (“Savills”), representing the Tenant, in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby. Landlord agrees to pay Newmark and Savills a brokerage commission in connection with this Lease pursuant to a separate agreement between Landlord and Newmark. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any commission claim made by Newmark and/or Savills based on this Lease to the extent arising from any breach by Landlord of its obligation under the immediately preceding sentence. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party (other than Newmark and Savills) by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. The obligations to indemnify, defend and hold harmless as set forth in this Paragraph 42 shall survive the termination of this Lease.

43.    Roof Rights. Landlord hereby grants to Tenant an exclusive license (the “License”) to install, maintain and operate on the roof of the Building antenna or satellite dish equipment (the “Antenna Equipment”) and supplemental HVAC equipment (“Supplemental HVAC Equipment”) in accordance with and subject to the terms and conditions set forth below. The Antenna Equipment and Supplemental HVAC Equipment is collectively referred to herein as the “Rooftop Equipment”). The Rooftop Equipment, or applicable part thereof, shall be installed at a location(s) designated by Landlord and reasonably acceptable to Tenant (such location(s) as the same may be expanded from time to time, being the “Licensed Area”). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease (except for purposes of calculating Tenant’s percentage share, and for calculating monthly Base Rent or for any other charges based on square footage of the Premises), and except as otherwise expressly provided in this Paragraph all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

(i)    The term of the License shall be coterminous with the Lease Term, as it may be extended or renewed;

(ii)    Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Paragraph 43 during the Lease Term, as the same may be extended or renewed.

(iii)    Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Rooftop Equipment, or applicable part thereof, and the necessary mechanical and electrical equipment to service said Rooftop Equipment, and for no other use or purpose. The installation of the Rooftop Equipment, or applicable part thereof, and all equipment and facilities related thereto, including any required screening for the Rooftop Equipment and any required conduit from the Premises to the applicable Rooftop Equipment, shall be deemed to constitute an Alteration subject to the provisions of Paragraph 13 of this Lease, provided that Landlord shall not unreasonably withhold, condition or delay its approval of the same. Landlord may require appropriate screening for the Rooftop Equipment as a condition of Landlord’s approval of the installation of the Rooftop Equipment, or applicable part thereof, in a particular location. The Rooftop Equipment shall not be visible from North First Street, the Parcel A parking area or Highway 237. Tenant may have access to the Licensed Area for such uses at all times upon reasonable prior notice to Landlord and shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection therewith. Subject to Landlord’s approval of plans therefor, Tenant shall have the right to use chasers, risers and conduits in the Building in such locations shown on plans submitted by Tenant to Landlord and approved by Landlord;

(iv)    Attached hereto as Exhibit L is a cut sheet of a satellite dish and the dimensions, design and appearance of such satellite dish illustrated on such Exhibit L is acceptable to Landlord, subject to all the other terms of this Paragraph 43 applicable to the Antenna Equipment and/or Rooftop Equipment. The Antenna Equipment shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant’s facilities within the Premises for Tenant’s use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties;

(v)    The installation of the Rooftop Equipment, or any part thereof, or manner in which it shall be installed by Tenant, shall not cause any roof warranty issued to Landlord to be void or rendered ineffective;

(vi)    Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License exercise commercially reasonable efforts to conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant.

(vii)    During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna Equipment poses a health or safety hazard to occupants of the Building or Project, or applicable part thereof, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna Equipment. Any claim or liability resulting from the use of the Antenna Equipment, the Supplemental HVAC Equipment or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant’s use of the Premises;

(viii)    During the term of the License, Tenant shall pay all taxes attributable to the Antenna Equipment, Supplemental HVAC Equipment and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with reasonable evidence that the Licensed Area and Tenant’s use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Paragraph 8.2 above;

(ix)    Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna Equipment (and Supplemental HVAC Equipment if designated for removal by Landlord) and all related equipment and facilities, including any conduit from the Premises to the Antenna Equipment (and conduit to the Supplemental HVAC Equipment if designated for removal by Landlord), from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear, casualty, condemnation and Landlord’s maintenance, repair, replacement and restoration obligations excepted, all at its sole cost and expense.

44.    Rules and Regulations. Tenant shall faithfully observe and comply, and cause all Tenant Related Parties and all persons claiming any interest in the Premises a under or through Tenant to faithfully observe and comply, with the Rules and Regulations attached hereto as Exhibit J, and with all non-discriminatory modifications and additions to such Rules and Regulations reasonably made or adopted by Landlord from time to time and of which Tenant is given written notice (collectively, the “Rules and Regulations”). In the event of any conflict between the Rules and Regulations and the terms of this Lease (including, without limitation, any Exhibits hereto), the terms of this Lease will control. Any amendment(s) non-discriminatorily and reasonably made by Landlord to the Rules and Regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such amendments to the Rules and Regulations to Tenant. Any failure by Tenant or any Tenant Related Parties to observe and comply with the Rules and Regulations, as the same may be non-discriminatorily amended, shall be a default by Tenant, subject to applicable notice and cure periods. Landlord shall not be responsible for the nonperformance of the Rules and Regulations by any other tenants or occupants of the Building or Project, or applicable part thereof, or other authorized users, nor shall Landlord be liable to Tenant by reason of the noncompliance with or violation of the Rules and Regulations by any other tenant or user or any of the Tenant Related Parties. Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will materially interfere with the normal and customary conduct of Tenant’s business, or which is in conflict with this Lease.

45.    Security System. Landlord may elect in its sole discretion to provide certain security measures it feels appropriate to try to keep the Project, or applicable parts thereof, safe and secure, and the cost incurred by Landlord in providing, or causing to be provided, such security measures shall be Operating Expenses. The level of security service, if any, that Landlord may elect to provide, or cause to be provided, is in Landlord’s sole discretion. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Pursuant to all of the terms and conditions of Paragraphs 13 and 17 hereof, Landlord and Tenant acknowledge and agree that Tenant may, at Tenant’s costs and expense, install and manage its own integrated security system in the Premises (the “Tenant Security System”); provided, however, that Tenant shall coordinate the installation and operation of any such Tenant Security System with Landlord to assure that such Tenant Security System does not interfere with (i) any Landlord security system in place as of the Delivery Date, and (ii) the Building Systems serving the Building and/or Premises and equipment, provided that to the extent Tenant’s Security System unreasonably interferes with any Landlord security system or any of the Building Systems and/or equipment, Tenant shall not be entitled to install, operate or manage the same and shall promptly remove it at Tenant’s sole cost and expense; provided further, however, the cost of such Tenant Security System may be deducted from the undisbursed Improvement Allowance, pursuant to the terms of the Improvement Agreement attached hereto as Exhibit C. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, management and operation of Tenant’s Security System. Any Tenant Security System installed, or caused to be installed, in the Premises by Tenant shall, at Tenant’s sole cost and expense, be removed by Tenant at the expiration or earlier termination of this Lease and Tenant shall repair or restore any damage to the Premises and/or Building resulting from such removal of Tenant’s Security System.

46.    Press Releases; Confidentiality. Neither Landlord nor Tenant shall issue a press release concerning this Lease or the lease transaction referred to herein without the prior written consent of the other party (which consent may be given or withheld in such other party’s sole and absolute discretion). Tenant agrees that the business and economic terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants in the Project or in the project contemplated to be developed by Landlord or its affiliate on an adjacent parcel. Tenant hereby agrees that Tenant and its officers, directors, employees, agents, members, managers, partners, real estate brokers and salespersons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent, except to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, to an assignee of this Lease or subtenant of the Premises, or to any other third party with a need to know such information provided that Tenant shall require any such person or entity to whom such confidential information is disclosed to agree, prior to receipt of such information, to maintain the confidentiality of such information. Anything herein to the contrary notwithstanding, Landlord and Tenant each shall be permitted to disclose any of the terms of this Lease to an entity or person to whom disclosure is required by applicable law, court order or regulation (including, without limitation, SEC regulation) or in connection with any action brought to enforce this Lease. Tenant’s obligation to keep the terms of this Lease confidential as provided above shall not apply to any terms of this Lease that are in the public domain (without violation of the terms hereof by Tenant) at the time of communication of such terms to the recipient thereof by Tenant.

47.    Right of First Refusal. During the initial Lease Term only, Tenant shall have a one-time right of first refusal to lease space on the fourth floor of the Building, or applicable portion thereof, that becomes available for lease (the “First Refusal Space”), subject to the following terms and conditions set forth in this Paragraph 47. If, at any time during the initial Lease Term, Landlord receives a bona fide offer or proposal from a third party (which bona fide offer or proposal is acceptable to Landlord) to lease available First Refusal Space, or any portion thereof, then, prior to entering into a binding lease agreement for such First Refusal Space covered by such bona fide offer or proposal, Landlord shall give Tenant written notice of the basic economic and business terms and conditions upon which such third party is willing to lease and Landlord is will to accept such available First Refusal Space (“Offer Notice”). Such Offer Notice shall include, without limitation, the monthly Base Rent, monthly Base Rent escalations, length of term, free or conditionally abated Rentals (if any), security deposit (if any) and tenant improvement allowance (collectively, the “Economic Terms”) with respect to the applicable First Refusal Space referred to in the Offer Notice. Tenant shall have a right of first refusal to lease such available First Refusal Space (which is the subject of the Offer Notice) (“ROFR”) on the same terms and conditions as set forth in the Offer Notice except that (i) in the event Tenant exercises any option to extend the term of this Lease with respect to the Premises, Tenant shall be deemed to have exercised such option to extend with respect to the First Refusal Space and the per square foot Base Rent payable by Tenant under this Lease with respect to the Premises during the extended term(s) shall also be the per square foot Base Rent payable by Tenant under this Lease with respect to the First Refusal Space during the extended term(s), and (ii) Landlord shall have no obligation to furnish any tenant improvement allowance or to construct or install any tenant improvements with respect to the First Refusal Space unless set forth in the Offer Notice. Tenant must exercise such right of first refusal, if at all, by giving Landlord written notice of such exercise with five (5) business days after the date of Landlord’s delivery of the Offer Notice to Tenant. To be valid, Tenant’s exercise of such right of first refusal must be unqualified and unconditional, and once timely exercised, may not be rescinded by Tenant. If Tenant gives Landlord such written notice of its exercise of the right of first refusal within such five (5) business day period, then Landlord shall prepare a lease amendment that incorporates the First Refusal Space into the Premises on the applicable terms and conditions set forth in the Offer Notice (subject to the provisions of clauses (i) and (ii) of this paragraph above) and otherwise on the terms and conditions set forth in this Lease to the extent not inconsistent with the terms of the Offer Notice (as modified by the provisions of clauses (i) through (ii) above); provided, however, anything herein to the contrary notwithstanding, the terms of this Paragraph 47 shall not be included in any lease amendment referred to above. If Tenant does not give Landlord such written notice of its exercise of the right of first refusal within the five (5) business day period referred to above, or if, after timely exercising such right of first refusal, Landlord and Tenant do not execute a written lease amendment as provided above within ten (10) business days following the date Landlord presents a draft of such lease amendment to Tenant, then Tenant shall be deemed to have waived forever its right of first refusal to lease such available First Refusal Space (which was the subject of the Offer Notice) and Landlord may lease such available First Refusal Space (which was the subject of the Offer Notice) to a third party upon any terms and conditions desired by Landlord. If Landlord leases the available First Refusal Space to a third party after Tenant has rejected Landlord’s offer as stated herein (or after Tenant and Landlord have been unable to enter into a lease agreement or lease amendment within the ten (10) business day period set forth above covering such available First Refusal Space), then such third party shall accept its interest in the available First Refusal Space free and clear of Tenant’s rights to lease the same. Upon the lease of such First Refusal Space, or applicable portion thereof, to a third party, Tenant shall execute and deliver to Landlord and/or such prospective third party tenant, any and all documents and instruments reasonably requested by Landlord and/or such third party tenant terminating Tenant’s right to lease such available First Refusal Space. If Tenant refuses to comply with the provisions of the immediately preceding sentence, then it shall constitute a Default by Tenant under this Lease.

Tenant’s rights under this Paragraph 47 shall belong solely to Rambus Inc., a Delaware corporation, and to any Permitted Transferee to which this Lease is assigned or transferred, and any other attempted assignment or transfer of such rights shall be void and of no force and effect. Anything herein to the contrary notwithstanding, prior to Tenant exercising any ROFR referred to above with respect to the applicable First Right Space, or applicable part thereof, Landlord may, but shall not be obligated to, at Landlord’s election in its sole and absolute discretion and without the consent of Tenant, construct, or cause to be constructed, market rate improvements to the First Refusal Space, or applicable part thereof and if Landlord constructs, or causes to be constructed, such market rate improvements to the First Refusal Space, or applicable part thereof, Landlord shall not be obligated to remove the same if Tenant exercises its ROFR with respect to such First Right Space, or applicable part thereof.

Anything in this Paragraph 47 to the contrary notwithstanding, Landlord shall have no obligation to offer to lease available First Refusal Space to Tenant pursuant to the terms of this Paragraph 47 and Tenant shall have no rights under this Paragraph 47 if Tenant is in Default under this Lease beyond any applicable cure or grace period at the time that Landlord otherwise would be required to offer the First Refusal Space to Tenant, and if Landlord enters into a lease of such available First Refusal Space, or applicable portion thereof, with a third party during such period of the Default by Tenant, the tenant under such lease shall take possession of such available First Refusal Space, or applicable portion thereof, free and clear of Tenant’s rights under this Paragraph 47.

48.    OFAC. Tenant and Landlord each represent, warrant and covenant to the other that it (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”)and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is not listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is not listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is not listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is not listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is not engaged in activities prohibited in the Orders; or (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodial detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

49.    Volleyball Court. There currently exists a sand volleyball court within a part of the Exterior Common Area of the Project (the “Volleyball Court”). During the Lease Term, Tenant and the employees of Tenant located at the Premises shall have the non-exclusive right to use the Volleyball Court, subject to the terms and condition of this Paragraph 49 below. Tenant and its employees’ right to use such Volleyball Court shall be on an “as available” (and not then in use) basis, subject to Landlord’s right to reasonably regulate, manage and restrict such use. Prior to Tenant or its employees using the Volleyball Court, Tenant shall, if requested by Landlord, cause such applicable employee desiring to use the Volleyball Court to execute an Informed Consent Waiver and Release of Liability in a form prepared by Landlord. Landlord shall be entitled to prohibit any employee(s) of Tenant from using the Volleyball Court if such applicable employee(s) fails or refuses to execute such Informed Consent Waiver and Release of Liability. Employees of Tenant using the Volleyball Court shall do so at their own risk. The use of the Volleyball Court shall be subject to reasonable rules and regulations reasonably established from time to time by Landlord for such Volleyball Court. Landlord shall have no liability whatsoever with respect to the presence, condition or availability of such Volleyball Court, and Tenant hereby waives all claims against Landlord with respect to same. The costs of operating, maintaining, cleaning and repairing the Volleyball Court may be included as part of Operating Expenses. Tenant acknowledges and agrees that Landlord may, in its sole and absolute discretion but in compliance with applicable law, convert the Volleyball Court to a sport court or other recreational use or other common amenity such as a fire pit or barbeque area.

50    Energy Disclosure. Landlord may, from time to time, be required to comply with utility or energy disclosure programs enacted by governmental authorities (“Disclosure Program”). In the event Landlord is subject to a Disclosure Program, then within thirty (30) days after Landlord’s written request therefor, Tenant shall submit to Landlord reasonably requested information regarding Tenant’s electrical and natural gas usage, such as copies of utility bills in Tenant’s name, (if any) to enable Landlord to meet its reporting requirement for the Premises, Building and/or Project for the Disclosure Program or any similar regulation imposed by the State of California or other governmental agency whether in addition to or in substitution of the Disclosure Program.

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth below.

LANDLORD:

237 NORTH FIRST STREET HOLDINGS, LLC,
a Delaware limited liability company

By:    /s/ Aaron A Giovara
Name:    Aaron A. Giovara
Title:    Authorized Signatory

Dated: July 8, 2019
TENANT:

RAMBUS INC.,
a Delaware corporation

By:    /s/ Rahul Mathur
Name:    Rahul Mathur
Title:    CFO

Dated: July 3, 2019